Exhibit 10.10

Obligor Number:	COMMERCIAL CREDIT AGREEMENT
Borrower Name:
WAGEWORKS, INC.

THIS COMMERCIAL CREDIT AGREEMENT (this “Agreement”) is entered into as of August 31, 2010 (the “Closing Date”) between WAGEWORKS, INC., a Delaware corporation (“Borrower”) and UNION BANK, N.A. (“Bank”) with respect to each and every loan or other extension of credit simultaneously or hereafter made or to be made available by Bank to Borrower under this Agreement that is not secured by real property and that is not subject to any consumer disclosure law or regulation (whether one or more, collectively referred to herein as the “Loan”).

1. THE LOAN. Borrower hereby promises to pay to Bank, or its order, on the dates indicated below, the outstanding amount of the Loan (including all outstanding principal, all other outstanding obligations, liabilities and indebtedness, all accrued interest, and all other costs, expenses, fees and charges due and payable under this Agreement). The Loan includes the following credit facilities:

1.1 Revolving Loan. Subject to the terms and conditions of this Agreement, Bank will make advances to Borrower at Borrower’s request in an aggregate principal amount at any one time outstanding not to exceed Fifteen Million Dollars ($15,000,000) (the “Revolving Loan”). The proceeds of such advances shall be used only for acquisitions permitted hereunder. In no event shall Borrower use any proceeds of the Revolving Loan for personal, family, household or agricultural purposes. Borrower may borrow, repay and reborrow all or any part of the Revolving Loan, subject to the terms of this Agreement. Interest on the Revolving Loan shall be payable monthly on the first (1st) day of each month, commencing September 1, 2010. All advances must be requested not later than August 31, 2012 (the “Maturity Date”), on which date all unpaid principal of and accrued but unpaid interest on the Revolving Loan shall be due and payable. Bank shall enter each amount borrowed and repaid in Bank’s records and such entries shall be deemed correct absent manifest error. The omission of Bank to make any such entry shall not discharge Borrower from Borrower’s obligation to repay in full with interest all amounts borrowed under the Revolving Loan.

1.2 [Reserved].

1.3 Interest Rates.

(a) All principal outstanding under the Revolving Loan which is not bearing interest at a fixed interest rate as described below shall bear interest at a rate per annum of one-half of one percent (0.50%) in excess of the Reference Rate, which rate shall vary as and when the Reference Rate changes. Interest on the Revolving Loan shall be calculated on the basis of a 360-day year, for actual days elapsed.

(b) At Borrower’s option, advances hereunder, in increments of at least Five Hundred Thousand Dollars ($500,000), unless the remaining amount available to be drawn under the Revolving Loan is less than Five Hundred Thousand Dollars ($500,000), in which case, Borrower may request an advance of less than Five Hundred Thousand Dollars ($500,000) (but not less than the amount available to be drawn), shall bear interest at a per annum rate which is three percent (3.00%) per annum in excess of the LIBOR Rate for the interest period selected by Borrower,

Commercial Credit Agreement

and in each case acceptable to Bank. There shall be no more than four (4) such advances outstanding at any one time.

(c) To exercise this option, Borrower may from time to time elect to have the Revolving Loan bear interest based on the LIBOR Rate, for an interest period of one, two, three or six months (if offered by Bank) by telephoning an authorized lending officer of Bank located at the banking office identified below prior to 10:00 a.m., Pacific time, on any Business Day and advising that lending officer of such election, the requested interest period and starting date thereof. The starting date for an advance based on the LIBOR Rate shall follow the date of such selection by no more than two (2) Business Days. Borrower’s selection may not be changed, altered or otherwise modified until the expiration of the interest period selected. The exercise of interest rate options by Borrower shall be as recorded in Bank’s records, which records shall be prima facie evidence (absent manifest error) of the amount borrowed under such selected interest rate; provided, however, that the failure of Bank to make any such notation in its records shall not discharge Borrower from its obligation to repay in full with interest all amounts borrowed. In no event shall any interest period extend beyond the termination date of the Revolving Loan. If, on the date of the selection, LIBOR Rate advances or the interest period selected is unavailable for any reason, the selection shall be void. Bank reserves the right to fund the principal of any advance from any source of funds, notwithstanding Borrower’s selection.

In determining an interest period, a month means a period that starts on one Business Day in a month and ends on and includes the day preceding the numerically corresponding day in the next month. For any month in which there is no such numerically corresponding day, then as to that month, such day shall be deemed to be the last calendar day of such month. Any interest period which would otherwise end on a non-Business Day shall end on the next succeeding Business Day, unless that is the first day of a month, in which event the interest period shall end on the next preceding Business Day.

1.4 Minimum Advances. Borrower agrees that each advance under the Loan shall be in a principal amount of not less than Five Hundred Thousand Dollars ($500,000), unless the remaining amount available to be drawn under the Revolving Loan is less than Five Hundred Thousand Dollars ($500,000), in which case, Borrower may request an advance of less than Five Hundred Thousand Dollars ($500,000) (but not less than the amount available to be drawn). Bank may charge a fee for any advance in a lesser principal amount, unless such advance is otherwise permitted pursuant to the previous sentence.

1.5 Prepayment.

(a) Amounts outstanding under this Agreement bearing interest at a rate based on the Reference Rate may be prepaid in whole or in part at any time, without penalty or premium. Amounts outstanding under this Agreement bearing interest based on the LIBOR Rate may be prepaid in whole or in part, provided that Bank has received not less than five (5) Business Days’ prior written notice and Bank receives the prepayment fee described in this Section 1.5 due as a result of such prepayment, if any. The prepayment fee, if any, shall also be paid, if Bank, for any other reason, including acceleration or foreclosure, receives all or any portion of principal bearing interest at the LIBOR Rate prior to its scheduled payment date. The prepayment fee shall be an

Commercial Credit Agreement

amount equal to the present value of the product of: (i) the difference (but not less than zero) between (a) the interest rate applicable to the principal amount which is being prepaid and (b) the return which Bank could obtain if it used the amount of such prepayment of principal to purchase at bid price regularly quoted securities issued by the United States having a maturity date most closely coinciding with the due date of the amount being prepaid and such securities were held by Bank until such due date (“Yield Rate”); (ii) a fraction, the numerator of which is the number of days in the period between the date of prepayment and the original due date with respect to the original interest period with respect to such prepaid Loan and the denominator of which is 360; and (iii) the amount of the principal so prepaid. Present value for this purpose is determined by discounting the above product to present value using the Yield Rate as the annual discount factor.

(b) All prepayments shall include payment of accrued interest on the principal amount so prepaid and shall be applied to payment of interest before application to principal. A determination by Bank as to the prepayment fee amount, if any, shall be conclusive. Any prepayment may result in Bank incurring additional costs, expenses or liabilities. Bank would not make loans or otherwise extend credit to Borrower without Borrower’s express agreement to pay Bank the prepayment fee described above.

1.6 Fees. (a) Borrower shall pay to Bank, on the Closing Date, a commitment fee of Seventy Five Thousand Dollars ($75,000). (b) Borrower also shall pay to Bank a fee in an amount equal to one quarter of one percent (0.25%) per annum on the unused portion of the Revolving Loan. Such fee shall be paid in arrears on the last day of each calendar quarter for the preceding calendar quarter and on the Maturity Date.

1.7 Certain Definitions. Any accounting term used but not defined herein shall be construed in accordance with GAAP, and all calculations shall be made in accordance with GAAP. All terms used herein that are defined in the UCC, shall have the respective meanings assigned to such terms in the California Uniform Commercial Code, as amended and in effect from time to time (the “UCC”). In addition, as used herein, the following terms shall have the meanings set forth after each, and any other term defined in this Agreement shall have the meaning set forth at the place defined:

“Accounts” means all accounts, whether or not defined in the UCC, now owned or hereafter acquired, including without limitation, (a) all accounts receivable, other receivables, book debts and other forms of obligations whether arising out of goods sold or services rendered or from any other transaction (including any such obligations that may be characterized as an account or contract under the UCC), (b) all purchase orders or receipts for goods or services, (c) all rights to any goods represented by any of the foregoing (including unpaid sellers’ rights or rescission, replevin, reclamation and stoppage in transit and rights to returned or repossessed goods), (d) all monies due or to become due under all purchase orders and contracts for the sale of goods or the performance of services or both or in connection with any other transaction (whether or not yet earned by performance) now or hereafter in existence, including the right to receive the proceeds of said purchase orders and contracts, and (e) all collateral security and guaranties of any kind, now or hereafter in existence, with respect to any of the foregoing.

Commercial Credit Agreement

“Business Day” shall mean a day on which Bank is open for business for the funding of corporate loans, and, with respect to the rate of interest based on the LIBOR Rate, on which dealings in U.S. Dollar deposits outside of the United States in the London interbank market may be carried on by Bank.

“Closing Date Guarantor” means MHM RESOURCES, LLC, a Delaware limited liability company, and a wholly-owned Subsidiary of Borrower.

“Consolidated Net Income (Loss)” means, for any period, the net income (or loss) of a Person and its consolidated Subsidiaries for such period, after deduction of all expenses, taxes, and other proper charges, determined in accordance with GAAP, but excluding, in any event:

(i) any gains or losses on the sale or other disposition of assets (other than sales of inventory in the ordinary course of business), including Investments, and any taxes on the excluded gains and any tax deductions or credits on account on any excluded losses;

(ii) net earnings of any Person in which such Person has an ownership interest, unless such net earnings shall have actually been received by such Person in the form of cash distributions; and

(iii) without duplication with (i) or (ii) above, any noncash gains or losses resulting from mark to market adjustments to warrants issued by such Person.

“Copyrights” means all copyright rights, copyright applications, copyright registrations and like protections in each work or authorship and derivative work thereof, now or hereafter existing, created, acquired or held, including without limitation those set forth on Schedule 1 attached hereto.

“Client Trust Accounts” means deposit accounts maintained to hold Borrower’s and its Subsidiaries’ client deposits including prefunds and any other amounts provided by such clients relating to Borrower’s and its Subsidiaries’ administration of such clients’ benefits.

“Distributions” means (a) distributions or loans made to Affiliates of Borrower, (b) payment of distributions, dividends, salaries, or bonuses to any direct or indirect shareholder, partner, member or other owner of any Stock in or of Borrower or any Affiliate of Borrower, and (c) the redemption, retirement or repurchase from Borrower, or any Affiliate of Borrower, of any Stock.

“EBITDA” means, for any period of measurement, Borrower’s Consolidated Net Income (Loss) plus interest, taxes, depreciation and amortization expense (including the impairment of goodwill or other intangible assets), and other noncash items (including, without limitation non-cash expenses for stock-based compensation), all as determined in accordance with GAAP: for such period.

“Equipment” means all equipment now owned or hereafter acquired, wherever located, including without limitation, all machinery, computers, machine tools, motors, equipment, furniture, furnishings, fixtures, vehicles (including motor vehicles and trailers), tools, parts, dies, jugs, goods (other than consumer goods, farm products or inventory), and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing.

Commercial Credit Agreement

“GAAP” means generally accepted accounting principles and practices in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other Person as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

“Indebtedness” of any Person shall mean and include the aggregate amount of (i) all obligations of such Person for borrowed money (including recourse and other obligations to repurchase accounts or chattel paper under factoring, receivables purchase, or similar financing arrangements) or for the deferred purchase price of property or services excluding any earn-out obligations in connection with any acquisitions permitted pursuant to Section 9.18; (ii) all obligations in respect of surety bonds and letters of credit; (iii) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (iv) all capital lease obligations; (v) all obligations or liabilities of others secured by a Lien on any asset of such Person, whether or not such obligation or liability is assumed; (vi) all guaranties of such Person of any obligations of another Person described in clauses (i) through (v) of this definition; and (vii) net exposure under any interest rate swap, currency swap, forward, cap, floor or other similar contract that is not entered to in connection with a bona fide hedging operation that provides offsetting benefits to such Person, which agreements shall be marked to market on a current basis.

“Intellectual Property” means, with respect to any Person, all of such Person’s right, title, and interest in and to the following:

(i) Copyrights, Trademarks and Patents;

(ii) Any and all trade secrets, and any and all intellectual property rights in computer software and computer software products now or hereafter existing, created, acquired or held;

(iii) Any and all design rights which may be available to such Person now or hereafter existing, created, acquired or held;

(iv) Any and all claims for damages by way of past, present and future infringement of any of the rights included above, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the intellectual property rights identified above;

(v) All licenses or other rights to use any of the Copyrights, Patents or Trademarks, and all license fees and royalties arising from such use to the extent permitted by such license or rights;

(vi) All amendments, renewals and extensions of any of the Copyrights, Trademarks or Patents; and

(vii) All proceeds and products of the foregoing, including without limitation all payments under insurance or any indemnity or warranty payable in respect of any of the foregoing.

“Inventory” means all inventory now owned or hereafter acquired, wherever located, including without limitation all goods, merchandise and other personal property held for sale or lease or which

Commercial Credit Agreement

is furnished under any contract of service or is held as raw materials, works or goods in process, materials and supplies of every nature used or consumed or to be used or consumed in the ordinary course of its business, whether now owned or hereafter acquired and the proceeds of products thereof.

“LIBOR Rate” means a per annum rate of interest (rounded upwards, if necessary, to the nearest 1/100 of 1%) at which Dollar deposits, in immediately available funds and in lawful money of the United States, would be offered to Bank in the London interbank market, for a term coinciding with the interest period selected by Borrower (which shall be a period of one, two, three or six months) and for an amount equal to the amount of principal covered by Borrower’s interest rate selection, plus Bank’s costs, including the cost, if any, of reserve requirements.

“Lien” means any voluntary or involuntary security interest, mortgage, pledge, claim, charge, encumbrance, lien, title retention arrangement, or third party interest covering all or any part of a Person’s real or personal property.

“Loan Documents” means, collectively, this Agreement, the Security Documents and each other promissory note, contract, agreement, instrument and other document required hereby or at any time hereafter required by or delivered to Bank in connection herewith or any other credit facility made available by Bank, all as amended, modified, supplemented, extended or restated from time to time.

“Material Adverse Effect” means a material adverse effect on (i) the business, assets, operations, liabilities, or financial condition of Borrower and its Subsidiaries, taken as a whole, or (ii) the prospect of payment or performance by Borrowers or any Guarantor of its or their respective obligations under any of the Loan Documents, or (iii) the validity or enforceability of the Loan Documents, or (iv) the rights and remedies of Bank under any of the Loan Documents, or (v) any Borrower’s interest in, or the value, perfection or priority of Bank’s security interest in the Collateral.

“Material Subsidiary” means,

(i) as of the last day of any fiscal quarter of Borrower, any Subsidiary that meets any of the following conditions at such time: (A) such Subsidiary’s consolidated total revenues for the period of the immediately preceding four fiscal quarters is equal to or greater than 5% of the consolidated total revenues of the Borrower and its Subsidiaries for such period, determined in accordance with GAAP, in each case as reflected in the most recent annual or quarterly (as applicable) financial statements required to be delivered pursuant to this Agreement; (B) such Subsidiary’s total assets, as of the last day of the immediately preceding fiscal quarter, are equal to or greater than 5% of the consolidated total assets of Borrower and its Subsidiaries as of such date, determined in accordance with GAAP, in each case as reflected in the most recent annual or quarterly (as applicable) financial statements of Borrower required to be delivered pursuant to this Agreement; or (C) such Subsidiary is a Person formed or organized under the laws of the United States of America, any state thereof, or the District of Columbia (each a “Domestic Subsidiary”); and

Commercial Credit Agreement

(ii) as of any other Material Subsidiary Assessment Date, (A) any Subsidiary that has, on a pro forma basis, based upon the then most recently delivered financial statements delivered pursuant to this Agreement, and after giving effect to the applicable acquisition, divestiture or creation, as though occurring on the first day of the four fiscal quarter period ending on the effective date of such delivered financial statements, (1) total revenues for the period of the immediately preceding four fiscal quarters is equal to or greater than 5% of the consolidated total revenues of Borrower and its Subsidiaries for such period, determined in accordance with GAAP, or (2) total assets equal to or greater than 5% of the consolidated total assets of Borrower and its Subsidiaries as of such date, determined in accordance with GAAP, and (B) any Subsidiary that is a Domestic Subsidiary;

provided, however, that the Closing Date Guarantor shall be deemed a “Material Subsidiary”; provided further that if at any time the Subsidiaries qualifying as Material Subsidiaries pursuant to clause (i) or (ii) above which, in the aggregate and together with the total assets and total revenues of Borrower, do not represent at least 95% of the consolidated total assets and consolidated total revenues of Borrower and its Subsidiaries (the “95% Threshold”), Borrower shall promptly designate additional Subsidiaries as Material Subsidiaries until the 95% Threshold is satisfied collectively by all Material Subsidiaries. Once a Subsidiary qualifies, or is designated by Borrower, a Material Subsidiary, it shall continue to constitute a Material Subsidiary throughout the term of this Agreement.

“Material Subsidiary Assessment Date” means each of (a) the date on which Borrower delivers or is obligated to deliver to Bank financial statements pursuant to Section 9.3, (b) the date on which Borrower, directly or through one or more Subsidiaries, consummates any acquisition of all or substantially all of the assets or capital stock of another Person, or acquires or creates any new or additional Subsidiary, and (c) the date on which Borrower, directly or through one or more Subsidiaries, sells, transfers, divests or otherwise disposes of any Subsidiary or all or substantially of the assets of any Subsidiary.

“Obligor” means each of Borrower, Guarantor, and each other Person providing financial support or collateral for the Loan.

“Patents” means all patents patent applications and like protections including without limitation improvements divisions, continuations, renewals, reissues, extensions and continuations in part of the same, including without limitation the patents and patent applications set forth in Schedule 2 attached hereto.

“Permitted Investments” are:

(a) Investments existing on the Effective Date;

(b) cash equivalents;

Commercial Credit Agreement

(c) Investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

(d) Investments by Borrower or a Guarantor in (i) Guarantors or Borrower, as the case may be, and (ii) domestic Subsidiaries of Borrower for current operating expenses, not to exceed $250,000 in any fiscal year during the term hereof, incurred in the ordinary course of the businesses currently engaged in by Borrower or reasonably related thereto;

(e) Investments consisting of (i) travel advances and employee relocation loans and other employee loans and advances in the ordinary course of business, and (ii) loans to employees, officers or directors relating to the purchase of equity securities of Borrower pursuant to employee stock purchase plans or agreements approved by Borrower’s board of directors, not to exceed $100,000 in the aggregate in any year during the term hereof;

(f) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business;

(g) Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the ordinary course of business; provided that this paragraph (g) shall not apply to Investments of Borrower in any Subsidiary;

(h) Investments consisting of deposit accounts, provided that if required pursuant to Section

9.10, such deposit accounts shall be subject to a prior perfected security interest in favor of Bank;

(i) Investments accepted in connection with Transfers permitted by Section 9.19;

(j) Investments permitted pursuant to Section 9.18, including the creation of Subsidiaries in connection with any such Permitted Investment (provided that any Material Subsidiaries are co-Borrowers or Guarantors hereunder); and

(k) Other Investments in an amount not to exceed $100,000 in any fiscal year.

“Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

“Reference Rate” means the per annum rate announced by Bank from time to time at its corporate headquarters as its “reference rate”. The Reference Rate is an index rate determined by Bank from time to time

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as a means of pricing certain extensions of credit and is neither directly tied to any external rate of interest or index nor necessarily the lowest rate of interest charged by Bank at any given time.

“Restricted Agreement” means any license or other agreement (other than over-the-counter software that is commercially available to the public) to which Borrower is a party or under which Borrower is bound (including licenses and agreements under which Borrower is the licensee), the failure, breach or termination of which could reasonably be expected to have a Material Adverse Effect.

“Schedule” means a Schedule of Exceptions attached hereto, if any, and approved by Bank.

“Security Agreement(s)” means, individually or collectively, (a) the Security Agreement of even date herewith executed by Borrower in favor of Bank, (b) each security agreement executed from time to time by a Guarantor in favor of Bank, all as amended, modified, supplemented or restated from time to time.

“Security Documents” means collectively, the Intellectual Property Security Agreement, all financing statements, deeds or mortgages, and other documents hereafter delivered to Bank purporting to grant a Lien on any assets or properties to secure the obligations and liabilities under any Loan Document, all as amended, modified, supplemented, extended or restated from time to time.

“Solvent” means, as to any Person at any time, that: (a) the fair value of the property of such Person is greater than the amount of such Person’s liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(32) of the Bankruptcy Code (or any successor provision) and, in the alternative, for purposes of the California Uniform Fraudulent Transfer Act; (b) the present fair saleable value of the property of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (c) such Person is generally able to pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business; (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature; and (e) such Person is not engaged in business or a transaction for which such Person’s property would constitute unreasonably small capital.

“Stock” means any shares, securities, stock, options, warrants, general or limited partnership interests, membership units or interests, or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company, partnership, joint venture or equivalent entity whether voting or nonvoting, including common stock, preferred stock or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended).

“Subordinated Debt” is indebtedness incurred by Borrower subordinated to all of Borrower’s now or hereafter indebtedness to Bank (pursuant to a subordination, intercreditor, or other similar agreement in form and substance satisfactory to Bank entered into between Bank and the other creditor), on terms acceptable to Bank.

“Subsidiary” means, with respect to any Person, any Person of which more than 50% of the voting Stock or other equity interests (in the case of Persons other than corporations) is owned or controlled directly or indirectly by such Person or one or more Subsidiaries of such Person.

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“Threshold Amount” means Five Hundred Thousand Dollars ($500,000).

“Trademarks” means all trademark and servicemark rights whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Borrower connected with and symbolized by such trademarks, including without limitation those set forth on Schedule 3 attached hereto.

2. STATEMENTS. Bank shall send to Borrower, at Borrower’s address set forth below, a statement of amounts owed for each monthly period in which the Loan is outstanding. If Borrower has any dispute concerning the monthly statement, Borrower shall notify Bank in writing at the address shown on the statement within fifteen (15) days after the statement mailing date, after which date, unless so disputed, the statement shall be deemed correct.

3. CONDITIONS PRECEDENT. Bank shall not be obligated to disburse all or any portion of the Loans unless at or prior to the time of each such disbursement, the following conditions precedent have been satisfied and fulfilled to Bank’s satisfaction:

3.1 Approval of Bank Counsel. All legal matters incidental to the extension of credit by Bank shall be satisfactory to Bank’s counsel.

3.2 Documentation. Bank shall have received, in form and substance satisfactory to Bank, each of the following (together with any and all schedules and exhibits), duly executed:

(a) This Agreement and each other instrument, agreement and document required hereby;

(b) a Guaranty duly executed by the Closing Date Guarantor;

(c) Security Agreements duly executed by Borrower and the Closing Date Guarantor;

(d) Intellectual Property Security Agreements duly executed by Borrower and the Closing Date Guarantor;

(e) certificates evidencing the Stock owned by Borrower in its Subsidiaries, together with assignments separate from certificate or other appropriate instruments of transfer, executed in blank;

(f) deposit and securities account control agreements for each deposit or investment account (other than Client Trust Accounts) maintained by Borrower or Guarantor outside of Bank;

(g) Authorizations to Obtain Credit, authorizing the execution, delivery and performance of this Agreement and the other Loan Documents and certifying the resolutions approving the Loan Documents. Such resolutions shall also designate the persons who are authorized to act on Borrower’s behalf in connection with this Agreement to do the things required of Borrower pursuant to this Agreement; and

Commercial Credit Agreement

(h) such other documents, instruments and agreements as Bank may reasonably require.

3.3 Compliance. The representations and warranties contained herein and in each of the other Loan Documents shall be true and correct on and as of the date of the signing of this Agreement and true and correct in all material respects on the date of each extension of credit by Bank pursuant hereto, with the same effect as though such representations and warranties had been made on and as of each such date, and on each such date, provided that those representations and warranties expressly referring to a specific date shall be true and correct in all material respects as of such specific date. Borrower shall have performed and complied with all terms and conditions required by this Agreement to be performed or complied with, and no Event of Default as defined herein, and no condition, event or act which with the giving of notice or the passage of time or both would constitute such an Event of Default, shall have occurred and be continuing or shall exist.

3.4 Audit and Examination. Prior to the initial advance under the Revolving Loan, Bank shall have completed and received results satisfactory to Bank, in its sole and absolute discretion, of its audit and examination of the Collateral and Borrower’s books and records.

3.5 Financial Statements. Prior to the initial advance under the Revolving Loan, Bank shall have received company-prepared consolidated and consolidating financial statements as of, and for the year-to-date period ending, June 30, 2010, including company prepared consolidated and consolidating balance sheets, income statements, and statements of cash flows, together with accounts receivable and accounts payable agings, and such other updated financial information as Bank may reasonably request.

3.6 Payment of Fees. Borrower shall have paid to Bank the fees and expenses then due as specified in the Loan Documents.

3.7. Financial Condition. There shall have been no material adverse change, as determined by Bank, in the financial condition or business of Borrower or any other Obligor, nor any material decline, as determined by Bank, in the market value of any Collateral required hereunder or a substantial or material portion of the assets of Borrower or any other Obligor.

3.8 Insurance. Prior to the initial advance under the Revolving Loan, Borrower shall have delivered to Bank evidence of insurance coverage on all Borrower’s and its Subsidiaries’ property, in form, substance, amounts, covering risks and issued by companies satisfactory to Bank, and where required by Bank, with loss payable endorsements in favor of Bank.

3.9 Lien Searches. Prior to the initial advance under the Revolving Loan, Bank shall have received the results of a recent lien search in the State of Delaware and each of the other jurisdictions where assets of Borrower or any other Obligor are located, and such search shall reveal no Liens on any of such assets except for Permitted Liens.

3.10 Financing Statement. Borrower hereby authorizes Bank to file a UCC National Form Financing Statement, identifying Bank as the secured party, and Borrower as the debtor.

3.6 No Material Adverse Effect. Bank shall have determined in its sole discretion that no event or circumstance has occurred or exists that could reasonably be expected to have a Material Adverse Effect.

Commercial Credit Agreement

4. GUARANTIES. The payment and performance of all indebtedness and other obligations of Borrower to Bank are and shall be guaranteed, jointly and severally, by each current and future Material Subsidiary of Borrower (collectively or individually, as the context may require, the “Guarantor”) pursuant to the terms and conditions of one or more Continuing Guaranties (collectively or individually, as the context may require, each a “Guaranty” and collectively, the “Guaranties”) duly executed by Guarantor in favor of and with Bank in form and amount acceptable to Bank, which Guaranties shall be secured by unconditional, continuing pledges and security interests in and to all of the assets and properties of each such Subsidiary, as evidenced by and subject to the terms of guaranties, deeds, debentures, and security agreements in form and substance satisfactory to Bank. On each Material Subsidiary Assessment Date, Borrower shall determine whether there exists any new or additional Material Subsidiaries (whether as a result of a Person becoming a Material Subsidiary or being designated as a Material Subsidiary for purposes of satisfying the 95% Threshold Test), and if any new Material Subsidiary exists, Borrower and such new Subsidiary shall: (a) promptly notify Bank of the creation, acquisition or designation of such new Material Subsidiary, (b) take all such action as may be reasonably required by Bank to cause such Subsidiary to guarantee the Obligations of Borrower and grant such pledges and security interests as Bank may require, and (c) grant and pledge to Bank a first-priority security interest in the stock or other equity interests of, and any indebtedness owing from, such Subsidiary. Notwithstanding anything to the contrary herein, Borrower shall at all times cause such of its Subsidiaries necessary to meet the 95% Threshold to be Guarantors and to execute and deliver the documents, instruments and agreements noted above. Bank agrees to terminate the Guaranties upon written request of the Borrower after the Maturity Date, or such earlier date on which this Agreement is terminated, provided in either event that Bank shall only be obligated to terminate the Guaranties if the payment and performance of all indebtedness and any other obligations of Borrower to Bank have been satisfied.

5. REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants (and each request for a disbursement of the proceeds of the Loan shall be deemed a representation and warranty made on the date of such request) that:

5.1 Legal Status. Borrower is a corporation duly organized and existing under the laws of the state of Delaware, each of Borrower’s Subsidiaries is a corporation or organization duly organized and existing under the laws of its jurisdiction of organization, and Borrower and each of its Subsidiaries is duly qualified and licensed to conduct business (and is in good standing as a foreign corporation, if applicable) in each state or other jurisdiction in which such qualification or licensing is required under applicable law, except where the failure to do so could reasonably be expected to have a Material Adverse Effect. Borrower’s principal place of business and chief executive office is located at 1100 Park Place, 4th Floor, San Mateo, California 94403.

5.2 Authorization and Validity; Collateral. Borrower has full power and authority to execute and deliver this Agreement, and each other promissory note, contract, instrument and other document required hereby or at any time hereafter delivered to Bank in connection herewith, and Borrower has taken all necessary actions to authorize the entry into, performance and delivery of this Agreement and each of the other Loan Documents. The Loan Documents, upon their execution and delivery in accordance with the provisions hereof, will constitute legal, valid and binding agreements and obligations of Borrower or the party which executes the same, enforceable in accordance with their respective terms. Borrower has rights in and the power to transfer the Collateral, and its title to the Collateral is free and clear of Liens, adverse claims, and restrictions on transfer or pledge except for Permitted Liens. Borrower is in possession of and has control over all of its assets and

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properties, and, without limiting the generality of the foregoing, none of the Borrower’s Affiliates is in possession or control of any such assets or property, or collects, services or administers any Borrower’s contract rights, accounts receivables or any proceeds thereof. Borrower is the sole owner of Borrower’s Intellectual Property, except for non-exclusive licenses granted by Borrower to its customers in the ordinary course of business. To the best of Borrower’s knowledge, each of the Copyrights, Trademarks and Patents is valid and enforceable, and no part of Borrower’s material Intellectual Property has been judged invalid or unenforceable, in whole or in part, and no claim has been made to Borrower that any part of its Intellectual Property violates the rights of any third party except to the extent such claim could not reasonably be expected to cause a Material Adverse Effect.

5.3 No Conflict or Violation. The execution, delivery and performance by Borrower of each of the Loan Documents do not and will not violate or contravene any provision of Borrower’s articles or certificate of incorporation (as currently in effect and as amended or restated from time to time), bylaws or other governing documents. The execution, delivery and performance by each Borrower of each of the Loan Documents do not and will not violate any provision of any law or regulation or result in any breach of or default under any contract, obligation, indenture or other instrument to which Borrower is a party or by which Borrower or its property may be bound or affected, where such violation, breach or default could reasonably be expected to have a Material Adverse Effect.

5.4 Financial Statements; No Material Adverse Effect. Borrower is not aware of any fact, occurrence or circumstance which Borrower has not disclosed to Bank in writing which has, or could reasonably be expected to have, a material adverse effect on Borrower’s ability to repay the Loan or perform its obligations under this Agreement. The annual financial statements of Borrower dated December 31, 2009, and all interim financial statements (including Borrower’s income statement, balance sheet and statement of cash flows) delivered to Bank since said date, true copies of which have been delivered by Borrower to Bank prior to the Closing Date, (i) present fairly the financial condition of Borrower and its consolidated Subsidiaries, (ii) disclose all liabilities of Borrower and its Subsidiaries that are required to be reflected or reserved against under GAAP, whether liquidated or unliquidated, fixed or contingent, and (iii) have been prepared in accordance with GAAP consistently applied (subject in the case of interim unaudited financial statements, to normal year-end adjustments and the absence of footnotes). Since the dates of such financial statements there has been no material adverse change in the financial condition of Borrower, nor has Borrower mortgaged, pledged, granted a security interest in or otherwise encumbered any of its assets or properties except for Permitted Liens. No representation, warranty or other statement in any certificate or written statement given to Bank by or on behalf of Borrower, as of the date such representation, warranty, or other statement was made or deemed made, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements, in the light of the circumstances under which they were made, not misleading (it being recognized by Bank that the projections and forecasts provided by Borrower in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected or forecasted results).

5.5 Regulatory Compliance.

(a) Borrower is not an “investment company” or a company “controlled” by an “investment company” under the

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Investment Company Act. Borrower is not engaged in the business of extending credit for the purpose of, and no part of the Loan will be used directly or indirectly for, purchasing or carrying margin stock within the meaning of Federal Reserve Board Regulation U. Borrower has complied in all material respects with the Federal Fair Labor Standards Act. Borrower has not violated any laws, ordinances or rules, the violation of which could reasonably be expected to have a Material Adverse Effect. Borrower and each of its Subsidiaries have obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all government authorities that are necessary to continue their respective businesses as currently conducted.

(b) Borrower and its Subsidiaries are in compliance with (1) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (2) the Uniting And Strengthening America By Providing Appropriate Tools Required To Intercept And Obstruct Terrorism (USA Patriot Act of 2001) and the USA PATRIOT Improvement and Reauthorization Act of 2005 (Pub. L. 109-177) (the “Patriot Act”). No part of the proceeds of the Loan or any other extension of credit from Bank from time to time, will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United Stets Foreign Corrupt Practices Act of 1977, as amended.

(c) Neither Borrower nor or any of its Subsidiaries (1) is a person whose property or interest in property is blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001), (2) engages in any dealings or transactions prohibited by Section 2 of such executive order, or is otherwise associated with any such person in any manner violative of Section 2, or (3) is a person on the list of Specially Designated Nationals and Blocked Persons or subject to the limitations or prohibitions under any other U.S. Department of Treasury’s Office of Foreign Assets Control regulation or executive order.

5.6 Litigation. Except as disclosed in writing to and approved by Bank, there are no pending, or to the best of Borrower’s knowledge, threatened (in writing), actions, claims, investigations, suits or proceedings by or before any governmental authority, arbitrator, court or administrative agency which could reasonably be expected to result in damages or costs to Borrower or any of its Subsidiaries in excess of $500,000 or that could reasonably be expected to have a Material Adverse Effect.

5.7 Taxes. Borrower no knowledge of any pending assessments or adjustments of its income tax payable with respect to any year. Borrower has timely filed or has obtained extensions for filing all required federal, and all material foreign, state and local, tax returns and reports, and Borrower has timely paid all federal and all material foreign, state and local taxes, assessments, deposits and contributions owed by Borrower, except as disclosed on the Schedule. Borrower may defer payment of any contested taxes, provided that Borrower (i) in

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good faith contest their obligations to pay the taxes by appropriate proceedings promptly and diligently instituted and conducted, (ii) notify Bank in writing of the commencement of, and any material development in, the proceedings, (iii) post bonds or takes any other steps required to prevent the governmental authority levying such contested taxes from obtaining a Lien upon any of the Collateral that is not otherwise a Permitted Lien.

5.8 No Subordination. There is no agreement, indenture, contract or instrument to which Borrower is a party or by which Borrower may be bound that requires the subordination in right of payment of any of Borrower’s obligations subject to this Agreement or any other Loan Document to any other obligation of Borrower.

5.9 Permits and Franchises. Borrower possesses all permits, consents, approvals, franchises and licenses required and rights to all trademarks, trade names, patents, and fictitious names, if any, necessary to enable it to conduct the business in which it is now engaged in compliance with applicable law, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

5.10 Other Obligations. Borrower is not in default on any obligation for borrowed money, any purchase money obligation or any other material lease, commitment, contract, instrument or obligation, in the aggregate, in excess of the Threshold Amount.

5.11 ERISA. Borrower is in compliance in all material respects with all applicable provisions of the Employee Retirement Income Security Act of 1974, as amended or recodified from time to time (“ERISA”); Borrower has not violated any provision of any defined employee pension benefit plan (as defined in ERISA) maintained or contributed to by such Borrower (each, a “Plan”) which could reasonably be expected to have a Material Adverse Effect; no Reportable Event (as defined in ERISA) has occurred and is continuing with respect to any Plan initiated by Borrower; Borrower has met its minimum funding requirements under ERISA with respect to each Plan; and each Plan will be able to fulfill its benefit obligations as they come due in accordance with the Plan documents and under generally accepted accounting principles.

5.12 Environmental Matters. Borrower is in compliance in all material respects with all applicable federal or state environmental, hazardous waste, health and safety statutes, and any rules or regulations adopted pursuant thereto, which govern or affect any of Borrower’s operations and/or properties, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act of 1986, the Federal Resource Conservation and Recovery Act of 1976, and the Federal Toxic Substances Control Act, as any of the same may be amended, modified or supplemented from time to time. None of the operations of Borrower is the subject of any federal or state investigation evaluating whether any remedial action involving a material expenditure is needed to respond to a release of any toxic or hazardous waste or substance into the environment. Borrower has no material contingent liability in connection with any release of any toxic or hazardous waste or substance into the environment.

5.13 Investments. Borrower does not own any stock, partnership interest or other equity securities except for Permitted Investments. As of the Closing Date, Borrower has no Subsidiaries other than MHM Resources, LLC, a Delaware limited liability company.

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5.14 Restricted Agreements. Except as disclosed on the Schedule or as timely disclosed in writing to Bank pursuant to Section 9.12 Borrower is not a party to, or is bound by, any Restricted Agreement.

5.15 Solvency. Borrower and each Guarantor, taken as a whole, are Solvent.

6. SECURITY INTEREST. To secure the payment and performance of all Borrower’s nonconsumer indebtedness and other obligations to Bank, regardless of the manner in which or the time at which such indebtedness and other obligations arose or shall arise, and whether direct or indirect, alone or with others, absolute or contingent, including without limitation Borrower’s obligations under or in connection with the facilities described in Section 1 above, and under any security agreement previously, simultaneously or hereafter executed by Borrower, Borrower hereby grants Bank a security interest in all of Borrower’s right, title and interest in and to all present and hereafter acquired personal property, wherever located, including but not limited to the assets described below (collectively, the “Collateral”):

All cash, cash equivalents, Accounts, bank and deposit accounts (including any control account, disbursement account and any other bank accounts), chattel paper, instruments, books and records, personal property aspects of leasehold estates in real property, contract rights, general intangibles (including all intellectual property, stock, claims, contract rights, and choses in action), goods, Equipment, Inventory, documents, certificates of title, returned or repossessed goods, fixtures, farm products, livestock, crops, timber, minerals (including oil and gas) and mineral rights, commercial tort claims, insurance claims, rights and policies, letter of credit rights, investment property, Intellectual Property, supporting obligations, and the proceeds (including insurance proceeds), products, parts, accessories, attachments, accessions, replacements, substitutions, additions, and improvements of or to each of the foregoing.

Notwithstanding anything in this Agreement, the Collateral does not include (i) more than 65% of the issued and outstanding voting capital stock of any Subsidiary that is organized in a jurisdiction other than the United States or any state or territory thereof, to the extent that granting of a lien therein by Borrower to Bank would result in a material adverse tax consequence for the Borrower. or (ii) the Client Trust Accounts.

Borrower agrees to execute such documents, instruments and agreements, and to provide such detail concerning the Collateral, as Bank may require to perfect, maintain the first priority of, and protect such security interest.

In connection with the granting of such security interest, Borrower hereby represents, warrants and covenants to Bank as follows: (a) the Collateral is now and at all times hereafter will be of good and merchantable quality, free from defects; (b) the Collateral shall be kept in good operating condition and repair, so that its value and operating efficiency shall at all times be maintained and preserved; (c) correct and accurate records itemizing and describing the kind, type, quality and quantity of the Collateral and its cost shall be maintained, all of which records shall be available for inspection by Bank; (d) the Collateral is owned by the party granting a security interest and is and shall remain free from all Liens (except for Liens in favor of, or as approved in writing by, Bank); and (e) following the occurrence and during the continuance of an Event of Default (as defined below), Bank may take all actions permitted by law to take possession of and liquidate the

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Collateral, including notifying any third parties of Bank’s interests and requirements. Borrower hereby appoints Bank as the true and lawful attorney of Borrower and authorizes Bank to perform any and all acts, at Borrower’s expense, which Bank in good faith deems necessary for the protection and preservation of the Collateral or Bank’s security interest therein. Bank additionally has a general Lien arising by operation of law on any property in its possession owned by the party granting a security interest above. Except as set forth in this Agreement, Bank does not waive any other Lien it may have through operation of law, nor its right of setoff against any such property. Notwithstanding anything in this Agreement or any rights arising between Borrower and Bank in any other agreement or by operation of law or statute, Bank hereby waives any lien or right of setoff with respect to any Client Trust Accounts, except for any lien or right of setoff securing Bank’s standard fees with respect to the maintenance of such Client Trust Accounts.

Upon the written request of Borrower, at Borrower’s sole cost and expense, and so long as no Event of Default as defined herein, and no condition, event or act which with the giving of notice or the passage of time or both would constitute such an Event of Default, shall have occurred and be continuing or shall exist, Bank agrees to release its Lien solely with respect to any equipment over which a Lien is permitted to exist pursuant to the terms of Section 9.16(i), provided that in no event shall such release of Lien with respect to such specified equipment be construed to limit or otherwise impair Bank’s Lien on any and all other Collateral.

7. SUBORDINATION. All indebtedness and other obligations of Borrower to its stockholders, other equity security holders and Affiliates shall be and remain subordinated in right of payment at all times to the indebtedness and other obligations of Borrower to Bank, and any and all Liens in property of Borrower held by any such stockholder, equity holder or Affiliate shall be subordinated to the Liens of Bank, in each case, as evidenced by and subject to the terms of subordination agreements in form and substance satisfactory to Bank.

8. CERTIFICATION. If Borrower is a corporation, the individual signing below certifies that the officers listed at the end of this Agreement as authorized signers, have been duly authorized by Borrower to enter into the transactions contemplated by this Agreement, to sign all related documents, instruments and agreements, to authorize others to request advances from Bank, to authorize individuals to utilize Bank’s commercial lending on-line products and service (the ‘Service”), if Borrower qualifies, and to take all actions necessary to give effect thereto. Notwithstanding the designation of authorized individuals to act for Borrower, Borrower authorizes Bank to advance funds upon any request which Bank in good faith believes to be authorized or when the proceeds are deposited to Borrower’s deposit account. Borrower may begin to use the Service once Bank has received all documents, instruments and agreements required by Bank. Borrower shall give written notice to Bank to cancel the Service. Bank may terminate any waiver of fees for the Service in Bank’s sole discretion, after written notice to Borrower, following sixty (60) consecutive calendar days of nonusage of the Service by Borrower. Borrower is solely responsible in all respects for any hardware, software and internet service-provider that may be required for use of the Service. Bank’s terms and conditions for the Service, and the schedules of fees for the Service, all as published by Bank from time to time, shall govern Borrower’s use of the Service.

9. COVENANTS. Borrower agrees, unless Bank otherwise consents in writing, so long as the Revolving Loan or any commitment to make any advance under the Revolving Loan is outstanding and until full and final payment of all indebtedness and other obligations of Borrower owing to Bank, that Borrower will:

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9.1 Financial Covenants. Maintain or achieve in accordance with GAAP:

(a) Quick Ratio. A quick ratio of (i) cash plus marketable securities plus trade accounts receivable (excluding those owing from affiliates) minus bad debt reserve to (ii) all current liabilities (including all indebtedness and obligations owing to Bank in respect of the Revolving Loan) of not less than: (1) 0.55:1.00 at all times through June 30, 2011, and (2) 0.60:1.00 at all times thereafter.

(b) Minimum EBITDA. EBITDA measured as of the last day of each fiscal month, for the three month period ending on such date of not less than (i) Two Million Five Hundred Thousand Dollars ($2,500,000) for each fiscal month of Borrower ending August and September, 2010; (ii) Two Million Two Hundred Fifty Thousand Dollars ($2,250,0000) for each fiscal month of Borrower ending October and November, 2010; (iii) Three Million Two Hundred Fifty Thousand Dollars ($3,250,000) for the fiscal month of Borrower ending December, 2010; (iv) Four Million Dollars ($4,000,000) for each fiscal month of Borrower ending January through August, 2011; (v) Two Million Five Hundred Thousand Dollars ($2,500,000) for each fiscal month of Borrower ending September, 2011 through November, 2011; and (vi) Four Million Dollars ($4,000,000) for each fiscal month of Borrower ending December, 2011 and thereafter.

(c) Minimum Cash Flow Coverage Ratio. A ratio measured as of the last day of each calendar month of (i) EBITDA for the twelve (12) month period ending on the last day of such calendar month plus (to the extent deducted in the calculation of EBITDA) operating lease payments made during such period, minus Distributions made during such period, minus payments made during such period in respect of contingent acquisition-related obligations and liabilities such as earn-out and similar payments contingent, at the time of closing of the relevant acquisition, on future performance or revenues, to (ii) Debt Service on such date of calculation, of not less than (x) 1.50: 1.00, calculated as of the close of each fiscal quarter occurring prior to January 1, 2011, and (y) 2.00: 1.00, calculated as of the close of each fiscal quarter occurring on or after January 1, 2011. As used herein, “Debt Service” shall mean, for any date of calculation, the sum of (a) an amount equal to one-third of the committed amount of the Revolving Loan on such date, plus (b) Borrower’s interest obligations for the twelve (12) month period immediately following the date of calculation, plus (c) operating lease payment obligations arising during the twelve (12) month period immediately following the date of calculation, (d) the principal portion of Borrower’s term obligations (including all capital lease obligations, but not including the Revolving Loan) coming due within the twelve (12) month period following the date of calculation.

9.2 Notice Of Certain Events. Promptly (but in no event more than five (5) days after the occurrence of each such event or matter) give written notice to Bank in reasonable detail of:

(a) the occurrence of any Event of Default, or any condition, event or act which with the giving of notice or the passage of time or both would constitute an Event of Default;

(b) any change in the name or the organizational structure of Borrower or any Guarantor;

(c) the occurrence and nature of any Reportable Event or Prohibited Transaction, each as defined in ERISA, or any funding deficiency with respect to any Plan;

(d) any termination or cancellation of any insurance policy which Borrower is required to maintain, or any uninsured or partially uninsured loss through liability or property damage, or through fire, theft or any

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other cause affecting Borrower’s property;

(e) the commencement of any litigation or arbitration proceeding affecting Borrower, any Guarantor or any of their respective Subsidiaries where the amount in controversy is $250,000 or more; and

(f) any material dispute arising between Borrower, any Guarantor or any of their respective Subsidiaries and any government regulatory body or law enforcement body.

9.3 Financial Reporting. Furnish to Bank all of the following, in form and detail satisfactory to Bank:

(a) Within thirty (30) days after the close of each fiscal month, its unaudited balance sheet as of the close of such fiscal month, its unaudited income and expense statement with supporting schedules, and its unaudited statement of retained earnings for such fiscal month, all prepared in consolidated form and all prepared in accordance with GAAP (except for the absence of footnotes and subject to year-end adjustments).

(b) Within ninety (90) days after the close of each fiscal year, a copy of its statement of financial condition, including at least its balance sheet as of the close of such fiscal year and its income and expense statement and its retained earnings statement for such fiscal year, all prepared in consolidated form and examined and prepared on an audited basis by independent certified public accountants selected by Borrower and reasonably satisfactory to Bank in accordance with GAAP, along with any management letter provided by such accountants.

(c) Promptly upon Bank’s request, but in any event at least once for every tax year, copies of such financial statements and reports as Borrower may file with any state or federal agency, including all state and federal income tax returns and all supporting schedules.

(d) Concurrently with the furnishing of the financial statement(s) required above, a certification of compliance, executed by Borrower’s chief financial officer, in form acceptable to Bank certifying, among other things, that: (i) said financial statements are true copies and fairly present the financial condition of Borrower as of such date and the results of operations for the periods presented; (ii) the representations and warranties contained herein and in the other Loan Documents remain true and correct in all material respects as of such date (except for those representations and warranties, if any, expressly referring to a specific date which shall remain true, accurate and complete in all material respects as of such date); (iii) Borrower, and each of its Subsidiaries, have timely filed all required tax returns and reports, and Borrower and such Subsidiaries have timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed, except as otherwise permitted pursuant to the terms of this Agreement; (iv) no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower have not previously provided written notification to Bank; (v) Borrower is in compliance with all covenants set forth herein; and (vi) there exists no Event of Default nor any condition, act or event which with the giving of notice or the passage of time or both would constitute an Event of Default.

(e) Prompt written notice to Bank of any Event of Default or breach under any of the terms or provisions of this Agreement or any other loan document, any litigation which is reasonably expected to have a

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material adverse effect on Borrower’s financial condition, and any other matter which has resulted in, or is likely to result in, a material adverse change in Borrower’s financial condition or operations.

(f) Prior written notice to Bank of any change in Borrower’s Chief Executive Officer, Borrower’s name or state of organization, and the location of any material portion of Borrower’s assets.

(g) Within fifteen (15) days after Borrower knows or has reason to know that any Reportable Event (as defined in ERISA) or Prohibited Transaction (as defined in ERISA) has occurred with respect to any defined benefit pension plan of Borrower, a statement of an authorized officer of Borrower describing such event or condition and the action, if any, which Borrower proposes to take with respect thereto.

(h) Such other information and financial statements concerning Borrower, any Guarantor or any of their respective Subsidiaries as Bank may reasonably request from time to time.

9.4 Punctual Payments; Bank Expenses. Punctually pay all principal, interest, fees or other liabilities due under any of the Loan Documents at the times and place and in the manner specified therein, and immediately upon demand by Bank, the amount by which the outstanding principal balance of any credit subject hereto at any time exceeds any limitation on borrowings applicable thereto. Pay or reimburse Bank for all costs, expenses and fees incurred by Bank (a) in perfecting and protecting Bank’s security interest in the Collateral, (b) in preparing and documenting this Agreement and the other Loan Documents, and all amendments and modifications hereto and thereto (including but not limited to all filing and recording fees, costs of appraisals, insurance and attorneys’ fees, including the reasonable estimate of the allocated costs and expenses of in-house legal counsel and staff), and (c) in all aspects of collection or enforcement of the Loan, including all reasonable attorneys’ fees (including the reasonable estimate of the allocated costs and expenses of in-house legal counsel and staff), including attorneys’ fees and expenses incurred in bankruptcy, on appeal or in any alternative dispute resolution proceeding. All of such costs, expenses and fees shall include a reasonable estimate of the allocated costs and expenses of Bank’s in-house legal counsel and staff. Any payments made to Bank by Borrower or any Guarantor pursuant to any of the Loan Documents shall be free and clear of any deductions or withholdings for or on account of any taxes, levies, imposts, duties or other charges of whatever nature imposed by any government, political subdivision, bank or taxing authority. Borrower shall immediately pay to Bank such amounts as may be necessary in order that every payment made by Borrower or any Guarantor hereunder or under any other Loan Document, after Borrower makes any required deductions or withholding for or on account of any taxes, levies, imposts, duties or other charges of whatever nature imposed by any government, political subdivision, bank or taxing authority, shall not be less than the payment otherwise required hereunder or under such other Loan Document. Without limiting Bank’s rights under any of the other provisions of the Loan Documents, in the event any taxes (other than income taxes) are assessed against Bank in connection with payments to Bank by Borrower or any Guarantor under any of the Loan Documents, then Borrower shall pay when due, and indemnify and hold Bank harmless from, such taxes, without reducing the net amount of such payments to be made to or with Bank below that amount which Bank would have received had such taxes not been assessed. If Bank requests, Borrower shall furnish to Bank a receipt evidencing payment of such tax or the tax return or other report filed with respect to such tax.

9.5 Existence. Except as otherwise permitted in this Agreement, maintain and preserve Borrower’s, and each of its

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Subsidiaries’, existence, present form of business and all licenses, permits, governmental approvals, rights, privileges and franchises necessary or desirable in the normal course of its business, and keep all of Borrower’s and its Subsidiaries’ properties in good working order and condition.

9.6 Insurance. Keep all of its insurable property, whether real, personal or mixed, insured by companies approved by Bank, against fire and such other risks, and in such amounts as is customarily obtained by companies conducting similar business with respect to like properties. Borrower will furnish to Bank statements of its insurance coverage, will promptly upon Bank’s request furnish other or additional insurance deemed necessary by Bank to the extent that such insurance may be available, and hereby assigns to Bank, as security for Borrower’s obligations to Bank, the proceeds of any such insurance. Prior to any Loan disbursement, Bank will be named loss payee under all policies insuring the Collateral. Borrower will maintain adequate worker’s compensation insurance and adequate insurance against liability for damage to persons or property. All policies shall require at least ten (10) days’ written notice to Bank before alteration or cancellation.

9.7 Books And Records. Maintain adequate books, accounts and records and prepare all financial statements required hereunder in compliance with the regulations of any governmental regulatory body having jurisdiction over Borrower or Borrower’s business and permit employees or agents of Bank at any reasonable time to inspect Borrower’s assets and properties, and at Borrower’s expense to examine or audit Borrower’s books, accounts and records and make copies and memoranda thereof. Subject to the limitations set forth in Section 9.13, at reasonable times and upon reasonable advance notice, Bank or its employees or agents may conduct on-site appraisals of Borrower’s Accounts, Inventory and other Collateral, at Borrower’s expense; provided, however, that if an Event of Default has occurred and is continuing, Bank may conduct such appraisals at any time in its own discretion, all at Borrower’s expense.

9.8 Laws. Comply with, or cause to be complied with, all laws, statutes, rules, regulations, orders and directions of any governmental authority having jurisdiction over Borrower or Borrower’s business, and all material agreements to which Borrower is a party, except, in each case, to the extent that non-compliance could not reasonably be expected to result in a Material Adverse Effect.

9.9 Taxes and Other Liabilities. Pay and discharge when due any and all indebtedness, obligations, assessments and taxes, both real or personal, including without limitation federal and state income taxes and state and local property taxes and assessments (exceeding, individually or in the aggregate, One Hundred Thousand Dollars ($100,000); provided that such threshold shall not be interpreted as Bank’s acknowledgement or agreement that Borrower need not timely pay and discharge all such indebtedness, obligations, assessments and taxes), except (a) such as Borrower may in good faith contest or as to which a bona fide dispute may arise, and (b) for which Borrower have made provision, to Bank’s satisfaction, for eventual payment thereof in the event Borrowers are obligated to make such payment. Borrower agrees to pay, and to indemnify and hold Bank harmless from, any present or future claim or liability for any registration, stamp, documentary, court or similar

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tax, fee or charge, or any penalties or interest with respect thereto, which may be assessed, levied or collected by any country or other jurisdiction in which Borrower or any Guarantor now or in the future maintains any property or assets, or any governmental agency of any of the foregoing, or in connection with the execution, issuance, delivery, filing, registration or enforcement of the Loan Documents. If Bank requests, Borrower shall furnish to Bank a receipt evidencing payment of such taxes or other amounts, or the tax returns or other reports filed with respect to such taxes or other amounts.

9.10 Bank Accounts.

(a) Maintain all Borrower’s primary operating, deposit and securities accounts with Bank and Bank’s Affiliates and use Bank for Borrower’s primary cash management requirements.

(b) Provide Bank ten (10) days’ prior written notice (or prompt notice following the closing of any acquisition of any Material Subsidiary that is permitted pursuant to Section 9.18) before Borrower or any Material Subsidiary establishes any deposit account, securities account, investment account, commodities account or similar account at or with any bank or financial institution other than Bank or Bank’s Affiliates. For each such account that Borrower or Material Subsidiary at any time maintains, Borrower shall cause the applicable bank or financial institution (other than Bank) at or with which any such account is maintained to execute and deliver a control agreement with respect to such account to perfect Bank’s Lien in such account and all funds and other property deposited therein or credited thereto and to provide Bank with “control” (within the meaning of the UCC) over such account, which account control agreement shall be in form and substance satisfactory to Bank in its sole discretion and may not be terminated without the prior written consent of the Bank. The provisions of this Section 9.10 shall not apply to (i) deposit accounts exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of Borrower’s employees and identified to Bank by Borrower as such and (ii) Client Trust Accounts. Notwithstanding anything in this Agreement, in connection with the acquisition of any Material Subsidiary that is permitted pursuant to Section 9.18, Borrower shall have sixty (60) days from the date of closing of such acquisition to provide Bank with “control” (within the meaning of the UCC) over any deposit accounts, securities accounts or investment accounts maintained by such Material Subsidiary.

9.11 Intellectual Property. (a) Protect, defend and maintain the validity and enforceability of Borrower’s Intellectual Property except where Borrower, in the exercise of its reasonable business judgment, deems it in its best interest not to do so; (b) promptly advise Bank in writing of infringements of its Intellectual Property that could reasonably be expected to have a Material Adverse Effect; and (c) not allow any Intellectual Property material to Borrower’s business to be abandoned, forfeited or dedicated to the public without Bank’s written consent.

9.12 Restricted Agreements. Prior to entering into or becoming bound by any Restricted Agreement, Borrower shall: (i) provide written notice to Bank of the material terms of such license or agreement with a description of its likely impact on Borrower’s business and financial condition; and (ii) will obtain the consent of, or waiver by, any Person whose consent or waiver is necessary for Borrower’s interest in such Restricted

Commercial Credit Agreement

Agreement and the rights and benefits thereunder to be deemed Collateral and for Bank to have a first-priority security interest in such Restricted Agreement and the rights and benefits thereunder, and to have the power to exercise rights thereunder and to assign such Restricted Agreement and rights in connection with an enforcement of remedies under the Loan Documents, that might otherwise be restricted by the terms of the applicable license or agreement, whether now existing or entered into in the future.

9.13 Audits. Permit Bank to audit the Collateral at Borrower’s expense once per year, or more frequently if an Event of Default occurs.

9.14 Landlord Waiver. Use commercially reasonable efforts to cause to be delivered to Bank, within thirty (30) days of the Closing Date, a landlord waiver with respect to Borrower’s headquarters; provided that in the event that Borrowers are unable to so cause such landlord waivers to be delivered to Bank pursuant to the terms of this Section 9.14; Borrower shall certify to bank that such commercially reasonable efforts were made, in a writing signed by Borrower’s chief executive officer, chief financial officer or general counsel.

9.15 Investments. Not purchase the debt or equity of another person or entity, except for (a) savings accounts and certificates of deposit, and money market funds administered by Bank or any of its affiliates, (b) direct U.S. Government obligations and commercial paper issued by corporations with the highest ratings (except as otherwise permitted by this Agreement) of Moody’s or S&P, provided that all of such permitted investments shall mature within one (1) year of purchase and (c) Permitted Investments.

9.16 Liens. Not create, assume or suffer to exist any Lien on Borrower’s or any Subsidiary’s real or personal property, whether now owned or hereafter acquired, or upon the income or profits thereof, except the following:

(a) Liens in favor of Bank;

(b) Liens for taxes not yet due or Liens for taxes being contested in good faith and by proper proceedings diligently pursued, provided that (i) adequate reserves shall have been provided therefor on the applicable financial statement, (ii) the Lien shall not be senior to Bank’s security interests in the Collateral and (iii) a stay of enforcement of any such Lien shall be in effect;

(c) reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases or other similar title exceptions affecting real property which do not in the aggregate materially detract from the value of the real property or materially interfere with their use in the ordinary course of the business of Borrower or its Subsidiaries;

(d) any Lien on any property or asset of Borrower or any Subsidiary existing on the date of this Agreement and specifically disclosed on the Schedule, provided that (i) such Lien shall not apply to any other property or asset of Borrower or such Subsidiary and (ii) such Lien shall secure only those obligations which it

Commercial Credit Agreement

secures on the date hereof, and any extensions, renewals and replacements thereof which do not increase the outstanding principal amount thereof;

(e) Liens against security deposits under leases;

(f) interests in deposits under worker’s compensation, unemployment insurance, social security and other similar laws applicable to Borrower;

(g) Liens relating to statutory obligations of Borrower with respect to surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(h) other Liens securing indebtedness which does not exceed in the aggregate the Threshold Amount at any one time;

(i) Liens on equipment securing indebtedness permitted under clause (c) of Section 9.17 granted in connection with the acquisition of such equipment by Borrower after the date hereof (including, without limitation, pursuant to capital leases); provided, however, that each such Lien shall attach only to the equipment acquired with the indebtedness secured thereby, and the proceeds and products thereof.

(j) Liens which constitute rights of setoff of a customary nature or liens with respect to deposit or investment accounts provided that such liens only secure customary fees associated with such accounts;

(k) leases or subleases of property granted in the ordinary course of business, and leases, subleases, non-exclusive licenses or sublicenses of property granted in the ordinary course of business; and

(l) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default.

9.17 Borrowings. Not sell or discount any account receivable or evidence of indebtedness, except to Bank; nor borrow any money or become contingently liable for money borrowed or otherwise incur or allow to exist any Indebtedness, or permit any Subsidiary to do so, except the following:

(a) the obligations and liabilities of Borrower and the Guarantors to Bank under this Agreement and the other Loan Documents;

(b) other indebtedness of Borrower existing on the date of this Agreement and reflected in the most recent financial statement of Borrower delivered to Bank and any extensions, refinancings, modifications, amendments and restatements of any items of such indebtedness, provided that the principal amount thereof is not increased and the terms thereof are not modified to impose more burdensome terms upon Borrower or its Subsidiary, as the case may be;

(c) provided that no Event of Default exists at the time such indebtedness is incurred or assumed or would result therefrom, indebtedness in an aggregate outstanding amount not to exceed, at any time, the

Commercial Credit Agreement

Threshold Amount, incurred to finance the acquisition of equipment, including capital leases, or indebtedness assumed in connection with the acquisition of any such equipment or secured by a Lien on any such equipment prior to the acquisition thereof, and any extension, renewal or replacement of any such indebtedness that does not increase the outstanding principal amount thereof;

(d) unsecured Indebtedness to trade creditors incurred in the ordinary course of business and Indebtedness incurred as a result of endorsing negotiable instruments received in the ordinary course of business;

(e) Subordinated Debt;

(f) Indebtedness owed by Borrower or a Guarantor to any Subsidiary (not in excess of $200,000 in the aggregate outstanding at any time) or to Borrower or a Guarantor, as the case may be;

(g) Indebtedness owed by any Subsidiary to Borrower or a Guarantor in connection with current operating expenses incurred in the ordinary course of the businesses currently engaged in by Borrower or reasonably related thereto and not for extraordinary items or speculative purposes; and

(h) other Indebtedness not otherwise permitted by Section 7.4 not exceeding $250,000 in the aggregate outstanding at any time.

9.18 Acquisitions; Fundamental Changes. Without the prior written consent of Bank, neither liquidate, dissolve, enter into any consolidation, merger, partnership or other combination (or permit any Subsidiary to do so); nor convey, sell or lease all or substantially all of its assets or business; nor purchase or lease all or substantially all of the assets or business of another person or entity (or permit any Subsidiary to do so); provided, however, that (i) Borrower may acquire, merge or consolidate with another Person so long as (a) such person or entity is in the same line of business as Borrower, (b) Borrower or a wholly-owned Subsidiary of Borrower, is the surviving and successor entity of such acquisition, merger or consolidation, (c) the aggregate value of the total cash consideration (including the maximum amount contractually payable in earn-out obligations) paid and assets transferred in connection with such acquisition, merger or consolidation does not exceed Twenty Million Dollars ($20,000,000) for any single acquisition or series of related acquisitions, and does not exceed, in the aggregate for all acquisitions, mergers and consolidations during any period of twelve (12) consecutive months, an amount equal to Forty Million Dollars ($40,000,000), (d) the assets acquired, or owned by the Person acquired, will not be subject to any Lien following the effective date of such acquisition, merger or consolidation, other than any required Lien in favor of Bank and (e) no Event of Default shall have occurred and be continuing on the effective date thereof or shall result from the consummation of such acquisition, merger or consolidation, (ii) Subsidiaries may merge with Borrower or a Guarantor and (iii) Subsidiaries may liquidate or dissolve, so long as any remaining assets are transferred to a Borrower or a Guarantor.

9.19 Transfers. Not convey, sell, lease, transfer or otherwise dispose (each, a “Transfer”) all or any portion of any Borrower’s or any Subsidiary’s business or assets except for Transfers: (a) of inventory in the ordinary course of business; (b) of licenses for the use of the Intellectual Property of Borrower in the ordinary

Commercial Credit Agreement

course of business that are either non-exclusive or that may be exclusive in one or more respects as to a particular field of use, geographic area or limited period of time that do not result in a legal transfer of title to or all substantial rights in the licensed property under applicable law; (c) of worn out, unneeded or obsolete equipment to non-Affiliated third parties with a value not to exceed the Threshold Amount in any calendar year; (d) Transfers otherwise permitted pursuant to the covenants in Section 9, including Liens permitted by Section 9.16 and Investments permitted by Section 9.15.

9.20 Business Activities. Not engage in any business activities or operations substantially different from or unrelated to Borrower’s present business activities and operations.

9.21 Dividends. Not declare or pay any dividends, other than dividends payable solely in its own common stock, or authorize or make any other distribution with respect to any of its stock now or hereafter outstanding.

9.22 Redemptions Of Stock. Not redeem or retire any share of its capital stock for value, except, (i) Borrower may convert any of its convertible securities into other securities pursuant to the terms of such convertible securities or otherwise in exchange thereof, (ii) Borrower may pay dividends solely in common stock; and (iii) Borrower may repurchase the stock of former employees, directors or consultants pursuant to stock repurchase agreements (not to exceed Fifty Thousand Dollars ($50,000) in any fiscal year);

9.23 Affiliate Transactions. Not transfer any property to any affiliate, except for value received in the normal course of business and for an amount, including any management fee or fee for services, as would be conducted and charged with an unrelated or unaffiliated entity, except for (i) transactions that are otherwise permitted between Borrower and its Subsidiaries pursuant to the other provisions of Section 9 of this Agreement. Borrower will not pay any management fee or fee for services to any affiliate without Bank’s prior written consent. For purposes of this Agreement, “affiliates” of Borrower are (a) those entities in which Borrower has either a controlling interest or a 25% or more ownership interest and (b) any persons or entities owning 5% or more of the equity interests of Borrower.

9.24 Capital Expenditures. Not, in any period of twelve (12) consecutive months, expend or incur obligations of more than Twelve Million Dollars ($12,000,000) (excluding the aggregate amount of all consideration paid in connection with acquisitions pursuant to Section 9.18 during such period) for the acquisition of fixed or capital assets, including the current portion of capital indebtedness. Such fixed or capital assets must be utilized in Borrower’s present business activities and operations.

9.25 Lease Obligations. Except in connection with acquisitions permitted pursuant to Section 9.18 hereof, and except in connection with any replacement real property lease where Borrower’s aggregate annual obligations thereunder are equal to or less than Borrower’s aggregate annual obligations under Borrower’s real property lease in effect immediately prior to such replacement, not, in any single fiscal year of Borrower, enter into any operating lease of real or personal property which would cause Borrower’s aggregate annual obligations under all such real and personal property leases to exceed Five Hundred Thousand Dollars

Commercial Credit Agreement

($500,000). Each such operating lease shall be of real or personal property utilized by Borrower in its present business activities and operations.

9.26 Compliance. Not become an “investment company” or a company controlled by an “investment company”, under the Investment Company Act of 1940 or undertake as one of its or their important activities extending credit to purchase or carry margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System), or use the proceeds of any credit extension for that purpose; fail to meet the minimum funding requirements of ERISA, permit a reportable event or prohibited transaction, as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if the violation could reasonably be expected to have a Material Adverse Effect, or permit any of Subsidiaries to do so; withdraw or permit any Subsidiary to withdraw from participation in, permit partial or complete termination of, or permit the occurrence of any other event with respect to, any present pension, profit sharing and deferred compensation plan which could reasonably be expected to result in any liability of Borrower, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency.

9.27 Not have a change in Borrower’s Chief Executive Officer where the Company’s Board of Directors does not replace such officer with a replacement reasonably acceptable to Bank within ninety (90) days of such change.

9.28 Further Assurances. Promptly, upon demand by Bank, take such further action and execute all such additional documents, instruments and agreements in connection with this Agreement as Bank in its reasonable discretion deems necessary, and promptly furnish Bank with such other information concerning its affairs as Bank may request from time to time.

10. DEFAULT AND ACCELERATION. The term “Event of Default” shall mean the following:

(a) the use of the proceeds of the Loan in any manner not permitted hereunder;

(b) the failure of Borrower or any Guarantor to make any payment required under this Agreement or any other Loan Document when due;

(c) any financial statement or certificate furnished to Bank in connection with this Agreement, or any representation or warranty made by or for Borrower, any Guarantor or any other party under this Agreement or any other Loan Document, shall prove to be incorrect, false or misleading in any material respect when furnished, made or deemed made.

(d) (i) the default by any Obligor in the performance of or compliance with the obligations, covenants, undertakings and agreements set forth in Section 9 hereof (excluding Sections 9.5, 9.7, 9.8, 9.11 and 9.12), or (ii) the default by any Obligor in the performance of or compliance with any other obligation, covenant, undertaking agreement or other provision contained herein, in any other Loan Document or in any

Commercial Credit Agreement

other agreement with Bank, and with respect to any such default which by its nature can be cured, such default shall continue for a period of ten (10) calendar days from its occurrence.

(e) any event or circumstance shall occur that has a Material Adverse Effect;

(f) (i) Borrower and its Subsidiaries, taken as a whole, shall cease to be Solvent; or (ii) any Obligor shall file a voluntary petition in bankruptcy, or seeking reorganization, in order to effect a plan or other arrangement with creditors or any other relief under the Bankruptcy Reform Act, Title 11 of the United States Code, as amended or recodified from time to time (“Bankruptcy Code”), or under any state or federal law granting relief to debtors, whether now or hereafter in effect; or (iii) any involuntary petition or proceeding pursuant to the Bankruptcy Code or any other applicable state or federal law relating to bankruptcy, reorganization or other relief for debtors is filed or commenced against any Obligor, and the same is not dismissed or stayed within thirty (30) days (provided that no credit extensions will be made prior to the dismissal of such proceeding), or (iv) any Obligor shall file an answer admitting the jurisdiction of the court and the material allegations of any involuntary petition; or (iv) any Obligor shall be adjudicated a bankrupt, or an order for relief shall be entered against any Obligor by any court of competent jurisdiction under the Bankruptcy Code or any other applicable state or federal law relating to bankruptcy, insolvency, reorganization, arrangement, debt adjustment or other debtor relief;

(g) the assignment by any Obligor for the benefit of such Obligor’s creditors;

(h) the appointment, or commencement of any proceedings for the appointment, of a receiver, trustee, custodian or similar official for all or substantially all of any Obligor’s property;

(i) except as otherwise permitted pursuant to Section 9.18, the commencement of any proceeding for the dissolution or liquidation of any Obligor;

(j) except as otherwise permitted pursuant to Section 9.18, the termination or dissolution of any Obligor such as a business entity or trust, or the death of any individual Obligor;

(k) the revocation (or purported revocation) of any Guaranty by a Guarantor;

(l) the failure of any Obligor to comply with any order, judgment, injunction, decree, writ or demand of any court or other public authority;

(m) (i) the filing of a notice of judgment lien against any Obligor which lien is not released within ten (10) days of filing; or (ii) the recording of any abstract of judgment against any Obligor in any county in which such Obligor has an interest in real property which recording is not released within ten (10) days of filing; or (iii) the filing, recording or service of a notice of levy, notice to withhold and/or of a writ of attachment or execution, or other like process (including any legal process for taxes), against any Obligor, or the assets of any Obligor, which levy or writ is not released or vacated within ten (10) days; or (iv) the issuance of a judicial lien against any property of any Obligor, or (v) the entry of a judgment against any Obligor; provided that the entry of a judgment or judgments for the payment of money shall not be an Event of Default hereunder unless such

Commercial Credit Agreement

judgment or judgments are in an amount, individually or in the aggregate, in excess of the Threshold Amount and remain unsatisfied and unstayed for a period of ten (10) days or more after the entry thereof.

(n) the default in the payment or performance of any Indebtedness (after giving effect to all cure periods), individually or in the aggregate, in excess of the Threshold Amount, or any defined event of default, under the terms of any contract, agreement, instrument or document (other than any of the Loan Documents) pursuant to which any Obligor has incurred any Indebtedness in excess of the Threshold Amount to any Person, including Bank, which defined event of default gives the holder of such Indebtedness the right to accelerate the maturity of such Indebtedness and such event of default is not cured or waived.

(o) the sale or transfer of all or substantially all of the assets of an Obligor; or any change of ownership of any Obligor; or any change in ownership of Borrower of greater than twenty percent (20%) as compared to ownership on the Closing Date (excluding (i) any increased ownership of any existing stockholders as of the Closing Date and (ii) any changes in ownership resulting from an initial public offering of Borrower’s common stock).

Upon the occurrence of any Event of Default, Bank, in its discretion, may cease making loans or other extensions of credit hereunder and may declare all indebtedness and other obligations in respect to other extensions of credit owing under this Agreement immediately due and payable; however, upon the occurrence of any Event of Default described in subsections (f), (g), (h), (i) and (j) above, all principal, other extensions of credit, interest, fees, expenses and charges owing under this Agreement shall automatically become immediately due and payable. Upon the occurrence and during the continuance of an Event of Default, Bank may, at its option, compute the interest rate applicable to Borrower’s obligations hereunder at a per annum rate equal to two percent (2%) in excess of the applicable interest rate specified in Section 1 above, calculated from the date of the occurrence of such Event of Default until all amounts due and payable hereunder are paid in full, or until such Event of Default is cured or waived.

Upon the occurrence and during the continuance of any Event of Default Bank shall have all rights, powers and remedies available under each of the Loan Documents, or accorded by law, including without limitation the right to resort to any or all security for the obligations and any credit subject hereto and to exercise any or all of the rights of a beneficiary or secured party pursuant to applicable law.

11. DISPUTES. To the extent permitted by law, in connection with any claim, cause of action, proceeding or other dispute concerning the loan documents (each, a “Claim”), Borrower and Bank expressly, intentionally and deliberately waive any right each may otherwise have to trial by jury. In the event that the waiver of jury trial set forth in the previous sentence is not enforceable under the law applicable to this Agreement, Borrower and Bank agree that any Claim, including any question of law or fact relating thereto, shall, at the written request of Borrower or Bank, be determined by judicial reference pursuant to the law applicable to this Agreement. Borrower and Bank shall select a single neutral referee, who shall be a retired state or federal judge. In the event that Borrower and Bank cannot agree upon a referee, the court shall appoint the referee. The referee shall report a statement of decision to the court. Nothing in this section shall limit the right of Borrower or Bank at any time to exercise self-help remedies, foreclose against collateral or obtain provisional remedies. Borrower and Bank shall bear the fees and expenses of the referee equally, unless the

Commercial Credit Agreement

referee orders otherwise. The referee shall also determine all issues relating to the applicability, interpretation and enforceability of this section. Borrower and Bank acknowledge that if a referee is selected to determine the Claims, then the Claims will not be decided by a jury.

12. MISCELLANEOUS PROVISIONS.

12.1 Bank’s Rights. The rights, powers and remedies given to Bank hereunder shall be cumulative and not alternative and shall be in addition to all rights, powers and remedies given to Bank by law or equity against Borrower or any other person or entity, including but not limited to Bank’s rights of setoff and banker’s lien.

12.2 Credit information. Bank is authorized to release information concerning Borrower’s credit record and financial condition to credit bureaus, credit reporting agencies, credit reporters, and guarantors hereunder, or pursuant to an order from a governmental agency or court, or among departments of Bank, and its affiliates. Bank is authorized to obtain credit reports, copies of tax returns and other information regarding Borrower and to take such other steps as Bank deems appropriate to verify the information provided in connection herewith.

12.3 Waiver. Bank may act, fail to act or delay any action to enforce its rights hereunder, and no such action, inaction or delay shall constitute or be interpreted as a waiver of its rights under this Agreement.

12.4 Assignment. The benefits of this Agreement shall inure to the successors and assigns of Bank and the permitted successors and assigns of Borrower, but any attempted assignment by Borrower without Bank’s prior written consent shall be null and void.

12.5 Applicable Law. This Agreement and all other agreements and instruments required by Bank in connection herewith shall be governed by and construed in accordance with the laws of the State of California. Borrower and any successors or assigns consent to the jurisdiction of any competent court thereof and consent to service of process by any authorized means.

12.6 USA Patriot Act Notice. Bank is subject to the USA Patriot Act and hereby notifies Borrower that pursuant to the requirements of that Act, Bank is required to obtain, verify and record information that identifies Borrower, which information includes the name and address of Borrower and other information that will allow Bank to identify Borrower in accordance with that Act

12.7 Additional Agreements. To the full extent permitted by law, Borrower waives demand and notice of every kind; and the right to assert the defense of any statute of limitations. If this Agreement is signed by more than one party, the liability of each shall be joint and several. Bank may delay the credit of any item of payment based upon Bank’s schedule of funds availability, and interest under the Loan shall accrue until the funds are deemed collected.

12.8 Notices. Unless otherwise provided for in this Agreement, any notices or other communications provided for or allowed hereunder shall be effective only when given by one of the following methods and addressed to the respective party at its address given with the signatures at the end of this Agreement and shall be considered to have been validly given: (a) upon delivery; (b) on the third business day after mailing, if mailed, first class postage prepaid, with the United States Postal Service; (c) on the next business day, if sent by

Commercial Credit Agreement

overnight courier service of recognized standing; (d) upon electronic confirmation of receipt, if faxed or (e) upon telephoned confirmation of receipt, if e-mailed.

12.9 Modification. No amendment, alteration or change in any provision of this Agreement shall be effective unless same is in writing signed by the parties hereto.

12.10 Counterparts. Borrower and Bank may execute one or more counterparts to this Agreement, each of which shall be an original, and all of such counterparts when taken together shall constitute one and the same agreement.

12.11 Confidentiality. In handling any confidential information, Bank and all employees and agents of Bank shall exercise the same degree of care that Bank exercises with respect to its own proprietary information of the same types to maintain the confidentiality of any non-public information thereby received or received pursuant to this Agreement except that disclosure of such information may be made (i) to the subsidiaries or Affiliates of Bank or Borrower in connection with their present or prospective business relations with Borrower, (ii) to prospective transferees or purchasers of any interest in the credit extensions, provided that they have entered into a comparable confidentiality agreement in favor of Borrower and have delivered a copy to Borrower, (iii) as required by law, regulations, rule or order, subpoena, judicial order or similar order, (iv) as may be required in connection with the examination, audit or similar investigation of Bank and (v) as Bank may determine in connection with the enforcement of any remedies hereunder. Confidential information hereunder shall not include information that either: (a) is in the public domain or in the knowledge or possession of Bank when disclosed to Bank, or becomes part of the public domain after disclosure to Bank through no fault of Bank; or (b) is disclosed to Bank by a third party, provided Bank does not have actual knowledge that such third party is prohibited from disclosing such information.

13. DISBURSEMENT. Bank is authorized to disburse the proceeds of the Loan as follows:

Deposit the proceeds of the above referenced Loan into Borrower’s account no. 3120004386 or such other accounts as Borrower may have with Bank from time to time, and in such amounts as may be requested verbally or in writing. Repayment of these disbursements shall remain the obligation of Borrower.

Alternatively, wire transfer the proceeds of the above referenced obligation from time to time and in such amounts as may be requested verbally or in writing.

14. AUTOMATIC CHARGE. Borrower agrees that each payment of any amounts owing pursuant to this Agreement shall be made by automatic deduction from Borrower’s checking, savings or any other account with Bank, excluding all Client Trust Accounts. Bank may also make deductions from any of Borrower’s other deposit accounts to recover any amounts owing pursuant to this Agreement, excluding all Client Trust Accounts.

15. AUTHORIZED SIGNERS. Any one of the following persons is/are authorized to sign any of the Loan Documents:

Name	Title	Specimen Signature
Richard T. Green	CFO	/s/ Rich Green
Kim Jackson	Secretary	/s/ Kim Jackson

Commercial Credit Agreement

THIS AGREEMENT is duly executed by Borrower and Bank as of August 31, 2010.

“Borrower”

WAGEWORKS, INC.

By:	/s/ Richard T. Green
Title:	CFO

Printed Name:	Richard T. Green

Address where notices to Borrower are to be sent:

1100 Park Place, 4th Floor

San Mateo, CA 94403

Fax Number: (    )         -

Telephone Number: (    )         -

Email Address:

“Bank”

UNION BANK, N.A.

By:	/s/ James B. Goudy
Title:	V.P.

Printed Name:	James B. Goudy

Address where notices to Bank are to be sent:

Union Bank, N.A.

601 East Potrero Grande Drive

Monterey Park, California 91754

Attn: Commercial Loan Operations

Facsimile No.: (323) 720-2252

with a copy to:

Commercial Credit Agreement

Union Bank, N.A.

Northern California Commercial Banking Group

99 Almaden Boulevard, Suite 200

San Jose, California 95113

Attention: J. William Bloore and James B. Goudy

Facsimile: (408) 280-7163

For advances and paydowns, call Commercial Loan Operations at (800) 999-4406.

CONTINUING GUARANTY

1. Obligations Guarantied. For consideration, the adequacy and sufficiency of which is acknowledged, the undersigned (“Guarantor”) unconditionally guaranties and promises (a) to pay to UNION BANK, N.A. (“Bank”) on demand, in lawful United States money, all Obligations to Bank of WAGEWORKS, INC., a Delaware corporation (“Borrower”) and (b) to perform all undertakings of Borrower in connection with the Obligations. “Obligations” is used in its most comprehensive sense and includes any and all debts, liabilities, rental obligations, and other obligations and liabilities of every kind of Borrower to Bank, whether made, incurred or created previously, concurrently or in the future, whether voluntary or involuntary and however arising, whether incurred directly or acquired by Bank by assignment or succession, whether due or not due, absolute or contingent, liquidated or unliquidated, legal or equitable, whether Borrower is liable individually or jointly or with others, whether incurred before, during or after any bankruptcy, reorganization, insolvency, receivership or similar proceeding (“Insolvency Proceeding”), and whether recovery thereof is or becomes barred by a statute of limitations or is or becomes otherwise unenforceable, together with all expenses of, for and incidental to collection, including reasonable attorneys’ fees.

2. [Reserved].

3. Continuing Nature/Revocation/Reinstatement. This Guaranty is in addition to any other guaranties of the Obligations, is continuing and covers all Obligations, including those arising under successive transactions which continue or increase the Obligations from time to time, renew all or part of the Obligations after they have been satisfied, or create new Obligations. Revocation by one or more signers of this Guaranty or any other guarantors of the Obligations shall not (a) affect the obligations under this Guaranty of a non-revoking Guarantor, (b) apply to Obligations outstanding when Bank receives written notice of revocation, or to any extensions, renewals, readvances, modifications, amendments or replacements of such Obligations, or (c) apply to Obligations, arising after Bank receives such notice of revocation, which are created pursuant to a commitment existing at the time of the revocation, whether or not there exists an unsatisfied condition to such commitment or Bank has another defense to its performance. All of Bank’s rights pursuant to this Guaranty continue with respect to amounts previously paid to Bank on account of any Obligations which are thereafter restored or returned by Bank, whether in an Insolvency Proceeding of Borrower or for any other reason, all as though such amounts had not been paid to Bank; and Guarantor’s liability under this Guaranty (and all its terms and provisions) shall be reinstated and revived, notwithstanding any surrender or cancellation of this Guaranty. Bank, at its sole discretion, may determine whether any amount paid to it must be restored or returned; provided, however, that if Bank elects to contest any claim for return or restoration, Guarantor agrees to indemnify and hold Bank harmless from and against all costs and expenses, including reasonable attorneys’ fees, expended or incurred by Bank in connection with such contest. If any Insolvency Proceeding is

Commercial Credit Agreement

commenced by or against Borrower or Guarantor, at Bank’s election, Guarantor’s obligations under this Guaranty shall immediately and without notice or demand become due and payable, whether or not then otherwise due and payable.

4. Authorization. Guarantor authorizes Bank, without notice and without affecting Guarantor’s liability under this Guaranty, from time to time, whether before or after any revocation of this Guaranty, to (a) renew, compromise, extend, accelerate, release, subordinate, waive, amend and restate, or otherwise amend or change, the interest rate, time or place for payment or any other terms of all or any part of the Obligations; (b) accept delinquent or partial payments on the Obligations; (c) take or not take security or other credit support for this Guaranty or for all or any part of the Obligations, and exchange, enforce, waive, release, subordinate, fail to enforce or perfect, sell, or otherwise dispose of any such security or credit support; (d) apply proceeds of any such security or credit support and direct the order or manner of its sale or enforcement as Bank, at its sole discretion, may determine; and (e) release or substitute Borrower or any guarantor or other person or entity liable on the Obligations.

5. Waivers. To the maximum extent permitted by law, Guarantor waives (a) all rights to require Bank to proceed against Borrower, or any other guarantor, or proceed against, enforce or exhaust any security for the Obligations or to marshal assets or to pursue any other remedy in Bank’s power whatsoever; (b) all defenses arising by reason of any disability or other defense of Borrower, the cessation for any reason of the liability of Borrower, any defense that any other indemnity, guaranty or security was to be obtained, any claim that Bank has made Guarantor’s obligations more burdensome or more burdensome than Borrower’s obligations, and the use of any proceeds of the Obligations other than as intended or understood by Bank or Guarantor; (c) all presentments, demands for performance, notices of nonperformance, protests, notices of dishonor, notices of acceptance of this Guaranty and of the existence or creation of new or additional Obligations, and all other notices or demands to which Guarantor might otherwise be entitled; (d) all conditions precedent to the effectiveness of this Guaranty; (e) all rights to file a claim in connection with the Obligations in an Insolvency Proceeding filed by or against Borrower; (f) all rights to require Bank to enforce any of its remedies; and (g) any setoff, defense or counterclaim against Bank, (h) the benefit of any act or omission by Bank which directly or indirectly results in or aids the discharge of Borrower from any of the Obligations by operation of law or otherwise; (i) the benefit of California Civil Code Section 2815 permitting the revocation of this Guaranty as to future transactions and the benefit of California Civil Code Sections 2809, 2810, 2819, 2839, 2845, 2848, 2849, 2850, 2899 and 1432 with respect to certain suretyship defenses, provided, that with respect to Sections 2847, 2848 and 2849 of the California Civil Code, such waivers shall only be effective until all obligations of Bank to extend credit to Borrower have terminated and until all of the Obligations have been indefeasibly paid in full; and (j) until the Obligations are fully and indefeasibly satisfied and paid, in cash, with such payment not subject to return: (i) all rights of subrogation, contribution, indemnification or reimbursement, (ii) all rights of recourse to any assets or property of Borrower, or to any collateral or credit support for the Obligations, (iii) all rights to participate in or benefit from any security or credit support Bank may have or acquire, and (iv) all rights, remedies and defenses Guarantor may have or acquire against Borrower. Guarantor understands that if Bank forecloses by trustee’s sale on a deed of trust securing any of the Obligations, Guarantor would then have a defense preventing Bank from thereafter enforcing Guarantor’s liability for the unpaid balance of the secured Obligations. This defense arises because the trustee’s sale would eliminate Guarantor’s right of subrogation, and therefore Guarantor would be unable to obtain reimbursement from Borrower. Guarantor specifically waives this defense and all rights and defenses that Guarantor may have

Commercial Credit Agreement

because the Obligations are secured by real property. This means, among other things: (a) Bank may collect from Guarantor without first foreclosing on any real or personal property collateral pledged by Borrower; and (b) if Bank forecloses on any real property collateral pledged by Borrower: (i) the amount of the Obligations may be reduced only by the price for which the collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price; and (ii) Bank may collect from Guarantor even if Bank, by foreclosing on the real property collateral, has destroyed any right Guarantor may have to collect from Borrower. This is an unconditional and irrevocable waiver of any rights and defenses Guarantor may have because the Obligations are secured by real property. These rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d or 726 of the California Code of Civil Procedure or similar laws in other states.

6. Guarantor to Keep Informed. Guarantor warrants having established with Borrower adequate means of obtaining, on an ongoing basis, such information as Guarantor may require concerning all matters bearing on the risk of nonpayment or nonperformance of the Obligations. Guarantor assumes sole, continuing responsibility for obtaining such information from sources other than from Bank. Bank has no duty to provide any information to Guarantor.

7. Subordination. All obligations of Borrower to Guarantor which presently or in the future may exist (“Guarantor’s Claims”) are hereby subordinated to the Obligations, provided, that so long as no Event of Default exists under the Loan Agreement, or would result after giving effect thereto, Borrower may make regularly schedule payments of principal and interest with respect to such obligations. At Bank’s request, Guarantor’s Claims will be enforced and performance thereon received by Guarantor only as a trustee for Bank, and Guarantor will promptly pay over to Bank all proceeds recovered for application to the Obligations without reducing or affecting Guarantor’s liability under other provisions of this Guaranty. Any lien or charge on the property securing the obligations, and on the revenue and income to be realized therefrom, which Guarantor may have or obtain shall be, and such lien or charge hereby is, subordinated to the lien or charge of the Obligations on such property. Guarantor agrees that it shall file any and all claims against Borrower in any Insolvency Proceeding in which the filing of claims is required by law on any indebtedness of Borrower to Guarantor, and will assign to Bank all rights of Guarantor. If Guarantor does not file such claim, Bank, as attorney-in-fact for Guarantor, is authorized to do so in the name of Guarantor or, in Bank’s sole discretion, to assign the claim and to file a proof of claim in the name of Bank or Bank’s nominee. In all such cases, whether in bankruptcy or otherwise, the person or persons authorized to pay such claim shall pay to Bank the full amount of any such claim, and, to the full extent necessary for that purpose, Guarantor assigns to Bank all of Guarantor’s rights to any such payments or distributions to which Guarantor would otherwise be entitled. All monies or other property of Guarantor at any time in Bank’s possession may be held by Bank as security for any and all obligations of Guarantor to Bank no matter how or when arising, whether absolute or contingent, whether due or to become due, and whether under this Guaranty or otherwise. Guarantor also agrees that Bank books and records showing the account between Bank and Borrower or any other guarantor shall be admissible in any action or proceeding and shall be binding upon

Commercial Credit Agreement

Guarantor for the purpose of establishing the terms set forth therein and shall constitute prima facie proof thereof.

8. Security. To secure Guarantor’s obligations under this Guaranty, other than for payment of Obligations which are subject to the disclosure requirements of the United States Truth in Lending Act, Guarantor grants Bank a security interest in all moneys, general and special deposits, instruments and other property of Guarantor at any time maintained with or held by Bank, and all proceeds of the foregoing. Notwithstanding anything in this Guaranty or any rights arising between Guarantor and Bank in any other agreement or by operation of law or statute, Bank hereby waives any lien or right of setoff with respect to any Client Trust Accounts (as defined in the Loan Agreement), except for any lien or right of setoff securing Bank’s standard fees with respect to the maintenance of such Client Trust Accounts.

9. Authorization. Where Borrower is a corporation, partnership or other entity, Bank need not inquire into or verify the powers of Borrower or authority of those acting or purporting to act on behalf of Borrower, and this Guaranty shall be enforceable with respect to any Obligations Bank grants or creates in reliance on the purported exercise of such powers or authority.

10. Assignments. Without notice to Guarantor, Bank may assign the Obligations and this Guaranty, in whole or in part, and may disclose to any prospective or actual purchaser of all or part of the Obligations any and all information Bank has or acquires concerning Guarantor, this Guaranty and any security for this Guaranty.

11. Counsel Fees and Costs. The prevailing party shall be entitled to attorneys’ fees (including a reasonable allocation for Bank’s internal counsel) and all other costs and expenses which it may incur in connection with the enforcement or preservation of its rights under, or defense of, this Guaranty or in connection with any other dispute or proceeding relating to this Guaranty, whether or not incurred in any Insolvency Proceeding, arbitration, litigation or other proceeding.

12. Married Guarantors. By executing this Guaranty, a Guarantor who is married agrees that recourse may be had against his or her separate and community property for all his or her obligations under this Guaranty.

13. Multiple Guarantors/Borrowers. When there is more than one Borrower named herein or when this Guaranty is executed by more than one Guarantor, then the words “Borrower” and “Guarantor”, respectively, shall mean all and any one or more of them, and their respective successors and assigns, including debtors-in-possession and bankruptcy trustees; words used herein in the singular shall be considered to have been used in the plural where the context and construction so requires in order to refer to more than one Borrower or Guarantor, as the case may be.

Commercial Credit Agreement

14. Integration/Severability/Amendments. This Guaranty together with the Commercial Credit Agreement dated as of the date hereof by and between Borrower and Bank, and the other Loan Documents (as defined therein) is intended by Guarantor and Bank as the complete, final expression of their agreement concerning its subject matter. It supersedes all prior understandings or agreements with respect thereto and may be changed only by a writing signed by Guarantor and Bank. No course of dealing, or parole or extrinsic evidence shall be used to modify or supplement the express terms of this Guaranty. If any provision of this Guaranty is found to be illegal, invalid or unenforceable, such provision shall be enforced to the maximum extent permitted, but if fully unenforceable, such provision shall be severable, and this Guaranty shall be construed as if such provision had never been a part of this Guaranty, and the remaining provisions shall continue in full force and effect.

15. Joint and Several. If more than one Guarantor signs this Guaranty, the obligations of each under this Guaranty are joint and several, and independent of the Obligations and of the obligations of any other person or entity. A separate action or actions may be brought and prosecuted against any one or more guarantors, whether action is brought against Borrower or other guarantors of the Obligations, and whether Borrower or others are joined in any such action.

16. Notice. Any notice, including notice of revocation, given by any party under this Guaranty shall be effective only upon its receipt by the other party and only if (a) given in writing and (b) personally delivered or sent by United States mail, postage prepaid, and addressed to Bank or Guarantor at their respective addresses for notices indicated below. Guarantor and Bank may change the place to which notices, requests, and other communications are to be sent to them by giving written notice of such change to the other.

17. Governing Law. This Guaranty shall be governed by and construed according to the laws of the State of California, and, except as provided in any addendum hereto, Guarantor submits to the non-exclusive jurisdiction of the state or federal courts in said state.

18. Disputes. To the extent permitted by law, in connection with any claim, cause of action, proceeding or other dispute concerning this Guaranty (each, a “Claim”), Bank and Guarantor expressly, intentionally and deliberately waive any right each may otherwise have to trial by jury. In the event that the waiver of jury trial set forth in the previous sentence is not enforceable under the law applicable to this Guaranty, Bank and Guarantor agree that any Claim, including any question of law or fact relating thereto, shall, at the written request of either Bank or Guarantor, be determined by judicial reference pursuant to the state law applicable to this Guaranty. Bank and Guarantor shall select a single neutral referee, who shall be a retired state or federal judge. In the event that Bank and Guarantor cannot agree upon a referee, the court shall appoint the referee. The referee shall report a statement of decision to the court. Nothing in this paragraph shall limit the right of Bank or Guarantor at any time to exercise self-help remedies, foreclose against collateral or obtain provisional remedies. Bank and Guarantor shall bear the fees and expenses of the referee equally, unless the referee orders otherwise. The referee shall also determine all issues relating to the applicability, interpretation and enforcement of this paragraph. Bank and Guarantor acknowledge that if a referee is selected to determine the Claims, then the Claims will not be decided by a jury.

19. Guarantor Provisions. (a) Guarantor shall make all payments due Bank under this Guaranty free and clear of any present or future taxes, levies, assessments, imposts, fees, charges, restrictions, and conditions whatsoever (“Tax”) now or hereafter imposed by any applicable treaty, law

Commercial Credit Agreement

or regulation. However, if Guarantor is legally required to deduct any Tax from payments otherwise due under this Guaranty, then Guarantor shall: (i) on demand pay Bank in United States Dollars such additional amount as may be necessary so that Bank will receive the payment to which Bank would otherwise be entitled if no Tax had been imposed or deducted and (ii) forward to Bank within 90 days of a Tax payment, documentation acceptable to Bank evidencing such Tax payment. (b) If Borrower agreed to pay the Obligations in currency other than that which at the time of payment is the official currency of the place where such payment is due, Guarantor, shall, at Bank’s discretion, either, (i) pay Bank such amount in the currency and place as agreed to by Borrower or (ii) pay Bank in the United States, at the place designated by Bank, the equivalent amount denominated in United States Dollars (based on Bank’s rate for sales of the currency in which Borrower agreed to pay such Obligations prevailing at the time Guarantor makes the payment). To the extent payment of any sum of any currency required to be paid hereunder is restricted by applicable law, Guarantor hereby indemnifies and holds Bank harmless from any loss or cost of whatever kind caused by such restriction, and undertakes on a continuing best efforts basis to take all appropriate lawful actions, with a view to lifting such restriction, in order to obtain and pay to Bank the full amount of the currency otherwise required hereunder. The foregoing obligation and indemnity constitutes a separate and independent obligation of Guarantor and shall continue in full force and effect notwithstanding any judgment or order enforcing Guarantor’s other obligations hereunder. (c) If any judgment or order by any court, governmental agency, arbitration panel, or the like makes an award to Bank under this Guaranty in other than United States Dollars, Guarantor shall also, in addition to the award, pay Bank in United States Dollars, the amount by which (i) the original United States Dollar amount due Bank exceeds (ii) the award in United States Dollars after conversion from the other currency (at rates then generally used by Bank in calculating such conversions). (d) Guarantor hereby appoints Borrower as Guarantor’s agent for service of process in the state designated in Section 17, above. Any service upon such agent will be valid as if Guarantor had been legally served in the jurisdiction of Guarantor’s principal place of business (or Guarantor’s residence if Guarantor is an individual). Nothing herein shall affect Bank’s right to serve Guarantor with legal process in any other manner permitted by applicable law. (e) If Guarantor has or acquires any immunity from jurisdiction of any court, or if Guarantor’s property has or acquires immunity from any legal process, Guarantor hereby irrevocably waives such immunity with respect of its obligations under this Guaranty and, without limiting the generality of the foregoing, Guarantor agrees that such waiver shall be effective and irrevocable to the fullest extent permitted under applicable law. (f) Guarantor represents and warrants to Bank that all authorizations and approvals (including any exchange control or approval), or other action by, and any notice to or filing with, any governmental authority or regulatory body required for Guarantor’s due execution, delivery and performance of this Guaranty have been duly obtained or made and will continue in full force and effect until the full discharge of Guarantor’s liabilities under this Guaranty. (g) Guarantor represents and warrants to Bank that the following information is true, complete and correct:

Guarantor’s type of entity: LIMITED LIABILITY COMPANY

Guarantor’s jurisdiction of organization: DELAWARE

Guarantor’s chief place of business/address:

1100 Park Place, 4th Floor, San Mateo, CA 94403

Name and address of Guarantor’s agent for service of process:

WageWorks, Inc.,

1100 Park Place, 4th Floor

San Mateo, CA 94403

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Commercial Credit Agreement

Executed as of August 31, 2010. Guarantor acknowledges having received a copy of this Guaranty and having made each waiver contained in this Guaranty with full knowledge of its consequences.

MHM RESOURCES LLC

By:	/s/ Rich T. Green
Title:	Managing Member
Printed Name:	Richard T. Green

Address where notices to Guarantor are to be sent:

1100 Park Place, 4th Floor

San Mateo, CA 94403

Fax Number:

Telephone Number:

Email Address:

Commercial Credit Agreement

CERTIFICATE OF

THE CHIEF FINANCIAL OFFICER OF

WAGEWORKS, INC.

I, Richard T. Green, the duly appointed, acting and incumbent Chief Financial Officer of WAGEWORKS, INC., a Delaware corporation (“Company”), on behalf of the Company, hereby represent, warrant, and certify as set forth herein in connection with the loans and other financial accommodations being made to Company by UNION BANK, N.A. (“Bank”), under or in connection with that certain Commercial Credit Agreement dated as of August 31, 2010 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”) by and between the Company and Bank and the other Loan Documents (as defined in the Loan Agreement). All capitalized terms used in this Certificate and not otherwise defined herein shall have the respective meanings given to them in the Loan Agreement.

I have reviewed the terms and conditions of the Loan Agreement and the definitions and provisions contained in the Loan Agreement, and, in my opinion, have made, or have caused to be made under my supervision, such examination or investigation as is necessary to enable me to express an informed opinion, and to provide a certification, as to the matters referred to herein.

As of the Closing Date:

1. the financial statements previously delivered to Bank are true and correct and fairly present in all material respects the financial condition of Company as of the dates thereof and for the periods presented therein;

2. since December 31, 2009, there has been no Material Adverse Effect;

3. after giving effect to (a) the Revolving Loan, and (b) the payment and accrual of all transaction costs in connection with the foregoing, the Company will be Solvent and the Company is in full compliance with each of the financial covenants and ratios set forth in Loan Agreement;

4. each of the representations and warranties of Company contained in any of the Loan Documents are true and correct in all material respects on and as of the Closing Date as though made on and as of such date, and no event has occurred and is continuing, or would result from any requested Loan as of the Closing Date, that constitutes or would constitute a Default or an Event of Default;

5. except as otherwise indicated on a schedule to the Loan Agreement, or as otherwise consented to by Bank, the Company has delivered to Bank true and correct copies of all documents required to be delivered to Bank pursuant to the Loan Agreement, all such documents are complete and correct on and as of the Closing Date, and each and every other contingency to the closing of the transactions contemplated by the Loan Documents has been performed;

6. there is no litigation, action, suit, investigation, or other arbitral, administrative, or judicial proceeding pending or, to the best of the knowledge of the undersigned, threatened which could reasonably be expected to (x) result in a Material Adverse Effect or (y) restrain or enjoin, impose materially burdensome conditions on, or otherwise materially and adversely affect the ability of Borrower or any Guarantor to fulfill its obligations under the Loan Documents to which it is a party; or (z) materially and adversely affect the rights and remedies of Bank under the Loan Documents;

7. the Company and the Guarantor have received all approvals, consents, and waivers, and have made or given all necessary filings and notices as shall be required to consummate the transactions contemplated by the Loan Agreement and the other Loan Documents without the occurrence of any default under, conflict with, or violation of (x) any applicable law or (y) any agreement, document, or instrument to which the Company or any Subsidiary is a party or by which any of them or their respective properties is bound, except for such approvals, consents, waivers, filings, and notices the receipt, making, or giving of which would not reasonably be likely to (1) have a Material Adverse Effect, or (2) restrain or enjoin, impose materially burdensome conditions on, or otherwise materially and adversely affect the ability of Borrower or any Guarantor to fulfill its obligations under the Loan Documents; and

8. no Liens have arisen or been granted with respect to the Company’s assets or properties other than Permitted Liens.

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Commercial Credit Agreement

IN WITNESS WHEREOF, this Certificate has been executed as of August 31, 2010.

WageWorks, Inc.

/s/ Richard T. Green

By: Richard T. Green, Chief Financial Officer,

Commercial Credit Agreement

THIS SECURITY AGREEMENT (this “Agreement”) is executed at San Jose, California as of August 31, 2010 by WAGEWORKS, INC., a Delaware corporation (“Borrower”) and MHM RESOURCES, LLC, a Delaware limited liability company (“Guarantor” or, together with Borrower, each herein called a “Debtor” and collectively, the “Debtors”).

As security for the payment and performance of all of each Debtor’s obligations to UNION BANK, N.A., (herein called “Bank”), regardless of the manner in which or the time at which such obligations arose or shall arise, whether direct or indirect, alone or with others, or absolute or contingent, each Debtor hereby grants a continuing security interest in, and collaterally assigns and transfers to Bank, the following personal property, whether or not delivered to or in the possession or control of Bank or its agents, wherever located and whether now or hereafter owned or in existence, and all proceeds thereof (hereinafter called the “Collateral”):

All of each Debtor’s right title and interest in and to the following property: all cash, cash equivalents, accounts, bank and deposit accounts (including any control account, disbursement account and any other bank accounts), chattel paper, instruments, books and records, personal property aspects of leasehold estates in real property, contract rights, general intangibles (including all intellectual property, stock, claims, contract rights, and choses in action), goods, equipment, inventory, documents, certificates of title, deposit accounts, returned or repossessed goods, fixtures, farm products, livestock, crops, timber, minerals (including oil and gas) and mineral rights, commercial tort claims, insurance claims, rights and policies, letter of credit rights, investment property, patents, trademarks, copyrights and other intellectual property and intellectual property rights, supporting obligations, and the proceeds (including insurance proceeds), products, parts, accessories, attachments, accessions, replacements, substitutions, additions, and improvements of or to each of the foregoing.

Notwithstanding anything in this Agreement, the Collateral does not include (i) more than 65% of the issued and outstanding voting capital stock of any Subsidiary that is organized in a jurisdiction other than the United States or any state or territory thereof, to the extent that granting of a lien therein by Borrower to Bank would result in a material adverse tax consequence for the Borrower. or (ii) the Client Trust Accounts

Entities executing this Security Agreement as a Debtor agree not to change their state of organization, principal place of business or name, as identified below, without providing Bank with written notice as required pursuant to the terms of the Loan Agreement:

LEGAL NAME OF DEBTOR	STATE OF ORGANIZATION/PRINCIPAL PLACE OF BUSINESS
WAGEWORKS, INC.	Delaware/ 1100 Park Place, 4th Floor San Mateo, CA 94403

MHM RESOURCES, LLC	Delaware/ 1100 Park Place, 4th Floor San Mateo, CA 94403

This Agreement and the security interests security interest herein are made in conjunction with that certain Commercial Credit Agreement, dated as of the date hereof, by and between Borrower and Bank, as the same may be amended, renewed, extended, supplemented, restated, replaced or otherwise modified or in effect from time to time (the “Loan Agreement”). Capitalized terms not otherwise defined herein have the meanings given to such terms in the Loan Agreement.

Commercial Credit Agreement

AGREEMENT

1. The term “credit” or “indebtedness” is used throughout this Agreement in its broadest and most comprehensive sense. Credit may be granted at the request of any one Debtor without further authorization by or notice to any other Debtor. Collateral shall be security for all nonconsumer indebtedness of each Debtor to Bank in accordance with the terms and conditions herein.

2. Each Debtor will: (a) pay when due all indebtedness to Bank; (b) execute such other documents and do such other acts and things as Bank may from time to time require to establish and maintain a valid perfected security interest in Collateral, including payment of all costs and fees in connection with any of the foregoing when deemed necessary by Bank; (c) furnish Bank such information concerning Debtors and Collateral as Bank may from time to time request, including but not limited to current financial statements; (d) keep Collateral separate and identifiable where such Collateral is currently located and permit Bank and its representatives to inspect Collateral and/or records pertaining thereto from time to time during normal business hours; (e) not sell, assign or create or permit to exist any lien on or security interest in Collateral in favor of anyone other than Bank except as expressly permitted under the Loan Agreement, and at Debtor’s expense upon Bank’s request remove any unauthorized lien or security interest and defend any claim affecting the Collateral; (f) pay all charges against Collateral prior to delinquency including but not limited to taxes, assessments, encumbrances, insurance and diverse claims, and upon Debtor’s failure to do so Bank may pay any such charge as it deems necessary and add the amount paid to the indebtedness of Debtor hereunder; (g) protect, defend and maintain the Collateral and the perfected security interest of Bank and initiate, commence and maintain any action or proceeding to protect the Collateral; (h) reimburse Bank for any expenses, including but not limited to reasonable attorneys’ fees and expenses (including the allocated costs of Bank’s in-house counsel and legal staff) incurred by Bank in seeking to protect, collect or enforce any rights in Collateral; (i) when required, provide insurance in form and amounts and with companies acceptable to Bank and when required, assign the policies or the rights thereunder to Bank; (j) maintain Collateral in good condition and not use Collateral for any unlawful purpose; (k) perform all of the obligations of the Debtor under the Collateral and save Bank harmless from the consequence of any failure to do so; (i) at its own expense, upon request of Bank, notify any parties obligated to Debtor on any Collateral to make payment to Bank and Debtor hereby irrevocably grants Bank power of attorney to make said notifications and collections; (m) cooperate with Bank in perfecting all security interests granted herein and in obtaining such agreements from third parties as Bank deems necessary, proper or convenient in connection with the preservation, perfection or enforcement of any of its rights hereunder or under the other Loan Documents; and (n) permit Bank to exercise its rights and powers hereunder and under the other Loan Documents. Each Debtor hereby appoints Bank as its true and lawful attorney in fact, and authorizes Bank, to perform any of the following powers, which are coupled with an interest, are irrevocable until termination of this Agreement and may be exercised from time to time by Bank’s officers and employees, or any of them, whether or not any Debtor is in default: (a) to perform any obligation of Debtors hereunder in a Debtor’s name or otherwise following any Debtor’s failure to do so; (b) to exercise all rights, powers and remedies which a Debtor would have, but for this Agreement, with respect to all Collateral subject hereto; (c) to do all acts and things and execute all documents in the name of Debtor or otherwise, deemed by Bank as necessary, proper and convenient in connection with the preservation, protection, perfection of Collateral or its value or Bank’s security interest therein or, after default, enforcement of its rights hereunder, including transferring any Collateral into its own name and receiving the income thereon as additional security hereunder. Bank does not assume any of the obligations arising under the Collateral. Debtor agrees in general to indemnify Bank against, and hold Bank

Commercial Credit Agreement

harmless from, any and all losses, claims, demands, liabilities and expenses of every kind caused by property subject hereto, unless such losses, claims, demands, liabilities and expenses arise from the gross negligence or willful misconduct of Bank.

3. Each Debtor jointly and severally represents and warrants that: (a) Borrower is a corporation, duly incorporated and validly existing under the laws of the State of Delaware; Guarantor is a limited liability company, duly formed and organized and validly existing under the laws of the State of Delaware; each Debtor’s legal name is exactly as set forth on the first page of this Agreement, each Debtor’s chief executive office is located at the address noted above, and all of each Debtor’s organizational documents or agreements previously delivered to Bank are complete and accurate in every respect; (b) each Debtor it is and will be the lawful owner of, and has possession or control of all Collateral free of all claims, liens, encumbrances and setoffs whatsoever, other than the security interest granted pursuant hereto and Permitted Liens; (c) each Debtor has, and at all times hereafter will have and maintain, the capacity and exclusive right to grant a security interest in the Collateral to Bank; (d) the execution, delivery and performance hereof are within its powers and have been duly authorized; (e) except for Permitted Liens, no financing statement covering any of the Collateral, and naming any secured party other than Bank, is on file in any public office; (f) all information furnished by Debtor to Bank heretofore or hereafter, whether oral or written, is and will be correct and true as of the date given; and (g) the execution, delivery and performance hereof are within each Debtor’s powers and have been duly authorized.

4. The term default shall mean the occurrence of any Event of Default under the Loan Agreement.

5. Whenever a default exists, Bank may, at its option, without notice or demand, do any one or more or all of the following: (a) without notice accelerate the maturity of any part or all of the indebtedness and terminate any agreement for the granting of further credit to any Debtor; (b) sell, lease or otherwise dispose of Collateral at public or private sale; (c) transfer any Collateral into its own name or that of its nominee; (d) retain Collateral in satisfaction of obligations secured hereby, with notice of such retention sent to a Debtor as required by law; (e) notify any parties obligated on any Collateral consisting of accounts, instruments, chattel paper, choses in action or the like to make payment to Bank and enforce collection of any Collateral; (f) file any action or proceeding which Bank may deem necessary or appropriate to protect and preserve the right, title and interest of the Bank in the Collateral; (g) require Debtors to assemble and deliver any Collateral to Bank at a reasonably convenient place designated by Bank; (h) apply all sums received or collected from or on account of Collateral, including the proceeds of any sale thereof, to the payment of the costs and expenses incurred in preserving and enforcing rights of Bank, including reasonable attorneys’ fees (including the allocated costs of Bank’s in-house counsel and legal staff), and indebtedness secured hereby in such order and manner as Bank in its sole discretion determines; Bank shall account to Debtor for any surplus remaining thereafter, and shall pay such surplus to the party entitled thereto, including any second secured party who has made a proper demand upon Bank and has furnished proof to Bank as requested in the manner provided by law; in like manner, each Debtor agrees to pay to Bank without demand any deficiency after any Collateral has been disposed of and proceeds applied as aforesaid; (i) place a “hold” on any account maintained with Bank; (i) exercise its banker’s lien or right of setoff in the same manner as though the credit were unsecured; and (k) liquidate any time deposits pledged to Bank hereunder and apply the proceeds thereof to payment of the indebtedness, whether or not said time deposits have matured and

Commercial Credit Agreement

notwithstanding the fact that such liquidation may give rise to penalties for early withdrawal of funds. In addition, Bank shall have all the rights and remedies of a secured party under the Uniform Commercial Code of the State of California and in any jurisdiction where enforcement is sought, whether in said state or elsewhere. All rights, powers and remedies of Bank hereunder shall be cumulative and not alternative. No delay on the part of Bank in the exercise of any right or remedy shall constitute a waiver thereof and no exercise by Bank of any right or remedy shall preclude the exercise of any other right or remedy or further exercise of the same remedy.

6. Each Debtor waives: (a) all right to require Bank to proceed against any other person including any other Debtor hereunder or to apply any Collateral Bank may hold at any time or to pursue any other remedy; Collateral, endorsers or guarantors may be released, substituted or added without affecting the liability of Debtor hereunder; (b) the defense of the Statute of Limitations in any action upon any obligations of any Debtor secured hereby; (c) any right of subrogation and any right to participate in Collateral until all obligations secured hereby have been paid in full; and (d) to the fullest extent permitted by law, any right to oppose the appointment of a receiver or similar official to operate any Debtors business.

7. The right of Bank to have recourse against Collateral shall not be affected in any way by the fact that the credit is secured by a mortgage, deed of trust or other lien upon real property. The security interests granted herein, and the rights and remedies of Bank with respect to the security interests granted hereby, are in addition to those set forth in the Loan Agreement and the other Loan Documents, and those which are now or hereafter available to Bank as a matter of law or equity. Each right, power and remedy of Bank provided for herein or in the other Loan Documents, or now or hereafter existing at law or in equity shall be cumulative and concurrent and shall be in addition to every right, power or remedy provided for herein and the exercise by Bank of any one or more of the rights, powers or remedies provided for in this Agreement, the Loan Agreement or any of the other Loan Documents, or now or hereafter existing at law or in equity, shall not preclude the simultaneous or later exercise by any person, including Bank, of any or all other rights, powers or remedies.

8. The security interest granted herein is irrevocable and shall remain in full force and effect until there is payment in full in cash of the indebtedness or the security interest is released in writing by Bank. The obligations of Debtors to indemnify Bank shall survive until all applicable statute of limitations periods with respect to actions that may be brought against Bank have run.

9. Each Debtor shall be obligated to request the release, reassignment or return of Collateral after the payment in full of all existing obligations. Bank shall be under no duty or obligation to release, reassign or return any Collateral except upon the express written request of Debtors and then only where all of Debtor’s obligations hereunder and under the other Loan Documents have been indefeasibly satisfied and paid in full, in cash.

10. If more than one Debtor executes this Agreement, the obligations hereunder are joint and several. All words used herein in the singular shall be deemed to have been used in the plural when the context and construction so require.

Commercial Credit Agreement

11. This Agreement shall inure to the benefit of and bind Bank, its successors and assigns and each of the undersigned, their respective heirs, executors, administrators and successors in interest. Upon transfer by Bank of any part of the obligations secured hereby, Bank shall be fully discharged from any liability with respect to Collateral transferred therewith.

12. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but, if any provision of this Agreement shall be prohibited or invalid under applicable law, such provisions shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such or the remaining provisions of this Agreement.

[Remainder of Page Left Blank]

Commercial Credit Agreement

The grant of a security interest in proceeds does not imply the right of Debtor to sell or dispose of any Collateral without the express consent in writing by Bank.

Debtors:

WAGEWORKS, INC.

By: /s/ Kim Jackson

Title: Secretary

Printed Name: Kim Jackson

Address where notices to Debtor are to be sent:

1100 Park Place, 4th Floor

San Mateo, CA 94403

Fax Number : (650) 577-5201

Telephone Number: (650) 577-5209

Email Address: Kim.Jackson@wageworks.com

MHM RESOURCES, LLC

By: /s/ Rich Green

Title: Managing Member

Printed Name: Richard T. Green

Address where notices to Debtor are to be sent:

1000 Park Place, 4th Floor

San Mateo, CA 94403

Fax Number :

Telephone Number:

Email Address:

Commercial Credit Agreement

INTELLECTUAL PROPERTY SECURITY AGREEMENT

THIS INTELLECTUAL PROPERTY SECURITY AGREEMENT (this “Agreement”) is entered into as of August 31, 2010 by and between UNION BANK, N.A. (“Bank”) and MHM RESOURCES, LLC, a Delaware limited liability company (“Debtor”).

RECITALS

A. Bank has agreed to make certain advances of money and to extend certain financial accommodations (the “Loans”) to or for the benefit of WAGEWORKS, INC., a Delaware corporation (“Borrower”), in the amounts and manner set forth in that certain Commercial Credit Agreement by and between Borrower and Bank dated of even date herewith (as the same may be amended, modified or supplemented from time to time, the “Loan Agreement”). Grantor expects to derive economic benefit from Bank’s doing so and dealing with Borrower in accordance with the Loan Agreement, and has entered into that certain Continuing Guaranty of even date herewith (as amended from time to time, the “Guaranty”) and that certain Security Agreement of even date herewith granting Bank a security interest in all of Grantor’s assets to secure the present and future obligations of Borrower and Grantor to Bank (as amended from time to time, the “Security Agreement” or together with the Guaranty and this Agreement, the “Guaranty Documents”). Bank is willing to make the Loans to Borrower, but only upon the condition, among others, that Grantor shall grant to Bank a security interest in its copyrights, trademarks and patents to secure the obligations of Grantor under the Guaranty Documents and otherwise (the “Guarantor Obligations”). All terms used without definition in this Agreement shall have the meaning assigned to them in the Loan Agreement.

B. Pursuant to the terms of the Guaranty Documents, Debtor has granted to Bank a security interest in all of Debtor’s right, title and interest, whether presently existing or hereafter acquired, in, to and under all of the Collateral (as defined in the Security Agreement).

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, and intending to be legally bound, as collateral security for the prompt and complete payment when due of its obligations under the Guaranty Documents and all other agreements now existing or hereafter arising between Debtor and Bank, Debtor hereby represents, warrants, covenants and agrees as follows:

AGREEMENT

To secure its obligations under the Guaranty Documents and under any other agreement now existing or hereafter arising between Debtor and Bank, Debtor grants and pledges to Bank a security interest in all of Debtor’s right, title and interest in, to and under its Intellectual Property (including without limitation those

Commercial Credit Agreement

Copyrights, Patents and Trademarks listed on Schedules 1, 2 and 3 hereto), and including without limitation all proceeds thereof (such as, by way of example but not by way of limitation, license royalties and proceeds of infringement suits), the right to sue for past, present and future infringements, all rights corresponding thereto throughout the world and all re-issues, divisions continuations, renewals, extensions and continuations-in-part thereof.

This security interest is granted in conjunction with the security interest granted to Bank under the other Guaranty Documents. The rights and remedies of Bank with respect to the security interest granted hereby are in addition to those set forth in the Loan Agreement and the other Guaranty Documents, and those which are now or hereafter available to Bank as a matter of law or equity. Each right, power and remedy of Bank provided for herein or in the Loan Agreement or any of the other Guaranty Documents, or now or hereafter existing at law or in equity shall be cumulative and concurrent and shall be in addition to every right, power or remedy provided for herein and the exercise by Bank of any one or more of the rights, powers or remedies provided for in this Agreement, the Loan Agreement or any of the other Guaranty Documents, or now or hereafter existing at law or in equity, shall not preclude the simultaneous or later exercise by any person, including Bank, of any or all other rights, powers or remedies.

Debtor represents and warrants that Schedules 1, 2 and 3 attached hereto set forth any and all intellectual property rights in connection to which Debtor has registered or filed an application with either the United States Patent and Trademark Office or the United States Copyright Office, as applicable.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute the same instrument.

IN WITNESS WHEREOF, the parties have caused this Intellectual Property Security Agreement to be duly executed by its officers thereunto duly authorized as of the first date written above.

Address of Debtor	DEBTOR:
1100 Park Place, 4th Floor San Mateo, CA 94403 Attn: Chief Financial Officer	MHM RESOURCES, LLC By: /s/ Rich T. Green Title: Managing Member Name: Richard T. Green

Address of Bank Union Bank, N.A. 601 East Potrero Grande Drive Monterey Park, CA 91754 Attn: Commercial Loan Operations	BANK: UNION BANK, N.A. By: /s/ James B. Goudy Name: James B. Goudy Title: VP

(Signature Page to Intellectual Property Security Agreement — MHM Resources, LLC)

Commercial Credit Agreement

SCHEDULE 1

Copyrights

Description    Registration    Registration Date

Number

None.

SCHEDULE 2

Patents

Patent/App.

Description    No.    File Date

None.

SCHEDULE 3

Trademarks

Serial/Registration

Description    No.    File Date

None.

Commercial Credit Agreement

INTELLECTUAL PROPERTY SECURITY AGREEMENT

THIS INTELLECTUAL PROPERTY SECURITY AGREEMENT (this “Agreement”) is entered into as of August 31, 2010 by and between UNION BANK, N.A. (“Bank”) and WAGEWORKS, INC., a Delaware corporation (“Debtor”).

RECITALS

A. Bank has agreed to make certain advances of money and to extend certain financial accommodations to Debtor (the “Loans’) in the amounts and manner set forth in that certain Commercial Credit Agreement dated as of date hereof by and between Debtor and Bank (as the same may be amended, modified, supplemented or restated from time to time, the “Loan Agreement”; capitalized terms used herein are used as defined in the Loan Agreement). Bank is willing to make the Loans to Debtor, but only upon the condition, among others, that Debtor shall grant to Bank a security interest in its Copyrights, Trademarks and Patents to secure the obligations of Debtor under the Loan Agreement.

B. Pursuant to the terms of the Loan Agreement, Debtor has granted to Bank a security interest in all of Debtor’s right, title and interest, whether presently existing or hereafter acquired, in, to and under all of the Collateral.

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, and intending to be legally bound, as collateral security for the prompt and complete payment when due of its obligations under the Loan Agreement and all other agreements now existing or hereafter arising between Debtor and Bank, Debtor hereby represents, warrants, covenants and agrees as follows:

AGREEMENT

To secure its obligations under the Loan Agreement and under any other agreement now existing or hereafter arising between Debtor and Bank, Debtor grants and pledges to Bank a security interest in all of Debtor’s right, title and interest in, to and under its Intellectual Property (including without limitation those Copyrights, Patents and Trademarks listed on Schedules 1, 2 and 3 hereto), and including without limitation all proceeds thereof (such as, by way of example but not by way of limitation, license royalties and proceeds of infringement suits), the right to sue for past, present and future infringements, all rights corresponding thereto throughout the world and all re-issues, divisions continuations, renewals, extensions and continuations-in-part thereof.

This security interest is granted in conjunction with the security interest granted to Bank under the Loan Agreement and the other Loan Documents. The rights and remedies of Bank with respect to the security interest granted hereby are in addition to those set forth in the Loan Agreement and the other Loan Documents, and those which are now or hereafter available to Bank as a matter of law or equity. Each right, power and remedy of Bank provided for herein or in the Loan Agreement or any of the Loan Documents, or now or hereafter existing at law or in equity shall be cumulative and concurrent and shall be in addition to every right, power or remedy provided for herein and the exercise by Bank of any one or more of the rights, powers or remedies provided for in this Intellectual Property Security Agreement, the Loan Agreement or any of the other Loan

Commercial Credit Agreement

Documents, or now or hereafter existing at law or in equity, shall not preclude the simultaneous or later exercise by any person, including Bank, of any or all other rights, powers or remedies.

Debtor represents and warrants that Schedules 1, 2 and 3 attached hereto set forth any and all intellectual property rights in connection to which Debtor has registered or filed an application with either the United States Patent and Trademark Office or the United States Copyright Office, as applicable.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute the same instrument.

IN WITNESS WHEREOF, the parties have caused this Intellectual Property Security Agreement to be duly executed by its officers thereunto duly authorized as of the first date written above.

Address of Debtor	DEBTOR:
1100 Park Place, 4th Floor San Mateo, CA 94403 Attn: Chief Financial Officer	WAGEWORKS, INC. By: /s/ Rich T. Green Name: Richard T. Green Title: CFO

Address of Bank Union Bank, N.A. 601 East Potrero Grande Drive Monterey Park, CA 91754 Attn: Commercial Loan Operations	BANK: UNION BANK, N.A. By: /s/ James B. Goudy Name: James B. Goudy Title: VP

[Signature Page to Intellectual Property Security Agreement — Wage Works, Inc.]

Commercial Credit Agreement

SCHEDULE 1

Copyrights
Description	Registration Number	Registration Date

None.

SCHEDULE 2

Patents

Description

Single-source multi-conduit apparatuses and methods for adjudicating pretax expenses

Patent/App.No.

7,529,700

File Date

5/5/2009

Commercial Credit Agreement

SCHEDULE 3

Trademarks

Serial/Registration

Description	No	File Date
EZPOP	2566650	5/7/2002
TAKE CARE	2872858	8/10/2004
WAGEWORKS	2549818	3/19/2002
WAGEWORKS	2695904	3/11/2003
WINFLEX	2411114	12/5/2000

Commercial Credit Agreement

AUTHORIZATION TO OBTAIN CREDIT, GRANT SECURITY,

GUARANTEE OR SUBORDINATE

RECITALS

A. MHM RESOURCES, LLC, a limited liability company, duly organized and existing under the laws of the State of Delaware with its principal place of business at 1100 1100 Park Place, 4th Floor, San Mateo, CA 94403 (the “Business”) desires to obtain present or future credit from, grant security to, or give guaranties or subordinations to Union Bank, N.A. (“Bank”).

B. The Business desires that certain person(s) be authorized to act on its behalf from time to time in obtaining, among other things, such credit from, granting security to, or giving guaranties or subordinations to, Bank.

NOW, THEREFORE, IT IS RESOLVED THAT:

1. Authorization. Any one (1) of the following is authorized and directed, in the name and on behalf of the Business, from time to time, with or without security, to obtain credit and other financial accommodations from Bank, or to give guaranties or subordinations to Bank, upon such terms as any such person(s) shall approve:

Corporate Title	Name	Signature
Managing Member	Rich Green	/s/ Rich Green
Managing Member	Joe Jackson	/s/ Joe Jackson

2. Scope Of Authority. Without limiting the generality of the authority granted, each person designated in paragraph 1 above is authorized, from time to time, in the name and on behalf of the Business, to:

2.1 Incur Indebtedness To Bank. The word “indebtedness” as used herein means all debts, obligations and liabilities, including without limitation obligations and liabilities under guaranties or subordinations, currently existing or now or hereafter made, incurred or created, whether voluntary or involuntary and however arising or evidenced, whether direct or acquired by assignment or succession, whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, and whether liability is individual or joint with others, all renewals, extensions and modifications thereof, and all attorneys’ fees and costs incurred in connection with the negotiation, preparation, workout, collection and enforcement thereof;

2.2 Execute, deliver and endorse with respect to Indebtedness to Bank, promissory notes, loan agreements, drafts, guaranties, subordinations, applications and agreements for letters of credit, acceptance agreements, foreign exchange documentation, applications and agreements pertaining to the payment and collection of documents, indemnities, waivers, purchase agreements and other financial undertakings, leases and other documents and agreements in connection therewith, and all renewals, extensions or modifications thereof;

2.3 Grant security interests in, pledge, assign, transfer, endorse, mortgage or hypothecate, and execute security or pledge agreements, financing statements and other security interest perfection documentation, mortgages and deeds of trust on, and give trust receipts for, any or all property of the Business as may be agreed upon by any officer as security for any or all Indebtedness of the Business or any other individual or entity (“Person”), and grant and execute renewals, extensions or modifications thereof;

2.4 Sell to, or discount or rediscount with, Bank all negotiable instruments, including without limitation promissory notes, commercial paper, drafts, accounts, acceptances, leases, chattel paper, contracts, documents, instruments or evidences of debt at any time owned, held or drawn by the Business, and draw, endorse or transfer any of such instruments or documents on behalf of the Business, guarantee payment or repurchase thereof, and execute and deliver to Bank all documents and agreements in connection therewith, and all renewals, extensions or modifications thereof;

2.5 Direct the disposition of the proceeds of any credit extended by Bank, and deliver to Bank and accept from Bank delivery of any property of the Business at any time held by Bank; and

2.6 Specify in writing to Bank the individuals who are authorized, in the name of and on behalf of the Business, to request advances under loans or credit lines made available by Bank to the Business, subject to the terms thereof.

Commercial Credit Agreement

3. Writings. Any instruments, documents, agreements or other writings executed under or pursuant to these resolutions (collectively, the “Authorization”) may be in such form and contain such terms and conditions as may be required by Bank in its sole discretion, and execution thereof by any officer authorized under the Authorization shall be conclusive evidence of such officer’s and the Business’s approval of the terms and conditions thereof.

4. Certification. The Secretary or any Assistant Secretary of the Business is hereby authorized and directed from time to time to certify to Bank a copy of this Authorization, the names and specimen signatures of the persons designated in paragraph 1 above, and any modification thereof.

5. Ratification/Amendment. The authority given under this Authorization shall be retroactive and any and all acts so authorized that are performed prior to the formal adoption are hereby approved and ratified. In the event two or more resolutions of this Business are concurrently in effect, the provisions of each shall be cumulative, unless the latest shall specifically provide otherwise. The authority given hereby shall remain in full force and effect, and Bank is authorized and requested to rely and act thereon, until Bank shall have received at its San Jose Office a certified copy of a further resolution of the Business amending, rescinding or revoking the Authorization.

6. Requests For Credit. Credit may be requested by the Business from Bank in writing, by telephone, or by other telecommunication method acceptable to Bank. The Business recognizes and agrees that Bank cannot effectively determine whether a specific request purportedly made by or on behalf of the Business is actually authorized or authentic. As it is in the Business’s best interest that Bank extend credit in response to these forms of request, the Business assumes all risks regarding the validity, authenticity and due authorization of any request purporting to be made by or on behalf of the Business. The Business is hereby authorized and directed to repay any credit that is extended by Bank pursuant to any request which Bank in good faith believes to be authorized, or when the proceeds of any credit are deposited to the account of the Business with Bank, regardless of whether any individual or entity other than the Business may have authority to draw against such account.

7. Business As Partner/Joint Venturer, LLC Member or Manager. Nothing in its organizational documents limits or prohibits the Business from acting as a general or limited partner of a partnership, a member or manager of a limited liability company, or joint venturer of a joint venture. Any person designated in paragraph 1 of the Authorization is authorized, on behalf of the Business, in its role as a general or limited partner, a member or manager, or a joint venturer, to execute, deliver and endorse all certificates, authorizations and agreements (i) to evidence the Business’s role in and responsibilities to and for such partnership, limited liability company or joint venture so that Bank may rely thereon, and (ii) to evidence such partnership’s, limited liability company’s or joint venture’s obligations and liabilities to Bank.

8. No Limitation By This Authorization. Nothing contained in this Authorization shall limit or modify the authority of any person to act on behalf of the Business as provided by law, any agreement or authorization relating to the Business or otherwise.

9. Indemnification. The Business unconditionally agrees to pay and protect, defend and indemnify Bank and Bank’s employees, officers, directors, shareholders, affiliates, correspondents, agents and representatives against, and hold Bank and each such other party harmless from, all claims, actions, proceedings, liabilities, damages, losses, expenses (including without limitation attorney’s fees and costs) and other amounts incurred by Bank and each such other party, arising from the reliance by any such party on this Authorization.

Commercial Credit Agreement

CERTIFICATE OF SECRETARY OF THE BUSINESS

I hereby certify to Union Bank, N.A., (“Bank”) that the attached Authorization is a true copy of the resolution(s) of MHM RESOURCES, LLC, a limited liability company duly organized and existing under the laws of the State of Delaware (the “Business”) duly adopted by the of the Business and duly entered in the records of the Business, and that the Authorization is in conformity with applicable law and regulation, the Certificate of Formation and the Operating Agreement of the Business and is now in full force and effect.

I also certify that the above are the names and genuine specimen signatures of the officers of the Business authorized in paragraph 1 of the Authorization.

I agree to notify Bank in writing of any change in any aspect of the Authorization or of any individual holding any office set forth in this certificate immediately upon the occurrence of any such change, and to provide Bank with a copy of the modified resolution(s) and the genuine specimen signature of any such new officer.

The authority provided for in the Authorization shall remain in full force and effect, and Bank is authorized and requested to rely and act thereon until Bank shall receive at its San Jose, California Office either a certified copy of a further resolution of this Business’s Board of Directors amending the Authorization, or a certification of a change in the authorized officer(s).

Dated as of: August 31, 2010

/s/ Kim Jackson
Secretary of MHM RESOURCES, LLC

/s/ Joe Jackson
* President of MHM RESOURCES, LLC

*	When the Secretary is among those authorized, the President should also sign this Certificate.

Commercial Credit Agreement

AUTHORIZATION TO OBTAIN CREDIT, GRANT SECURITY,

GUARANTEE OR SUBORDINATE

RECITALS

A. WAGEWORKS, INC., a corporation, duly organized and existing under the laws of the State of Delaware with its principal place of business at 1100 1100 Park Place, 4th Floor, San Mateo, CA 94403 (the “Business”) desires to obtain present or future credit from, grant security to, or give guaranties or subordinations to Union Bank, N.A. (“Bank”).

B. The Business desires that certain person(s) be authorized to act on its behalf from time to time in obtaining, among other things, such credit from, granting security to, or giving guaranties or subordinations to, Bank.

NOW, THEREFORE, IT IS RESOLVED THAT:

1. Authorization. Any one (1) of the following is authorized and directed, in the name and on behalf of the Business, from time to time, with or without security, to obtain credit and other financial accommodations from Bank, or to give guaranties or subordinations to Bank, upon such terms as any such person(s) shall approve:

Corporate Title	Name	Signature
CEO & PRESIDENT	JOE JACKSON	/s/ Joe Jackson
CFO	RICH GREEN	/s/ Rich Green

2. Scope Of Authority. Without limiting the generality of the authority granted, each person designated in paragraph 1 above is authorized, from time to time, in the name and on behalf of the Business, to:

2.1 Incur Indebtedness To Bank. The word “Indebtedness” as used herein means all debts, obligations and liabilities, including without limitation obligations and liabilities under guaranties or subordinations, currently existing or now or hereafter made, incurred or created, whether voluntary or involuntary and however arising or evidenced, whether direct or acquired by assignment or succession, whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, and whether liability is individual or joint with others, all renewals, extensions and modifications thereof, and all attorneys’ fees and costs incurred in connection with the negotiation, preparation, workout, collection and enforcement thereof;

2.2 Execute, deliver and endorse with respect to Indebtedness to Bank, promissory notes, loan agreements, drafts, guaranties, subordinations, applications and agreements for letters of credit, acceptance agreements, foreign exchange documentation, applications and agreements pertaining to the payment and collection of documents, indemnities, waivers, purchase agreements and other financial

Commercial Credit Agreement

undertakings, leases and other documents and agreements in connection therewith, and all renewals, extensions or modifications thereof;

2.3 Grant security interests in, pledge, assign, transfer, endorse, mortgage or hypothecate, and execute security or pledge agreements, financing statements and other security interest perfection documentation, mortgages and deeds of trust on, and give trust receipts for, any or all property of the Business as may be agreed upon by any officer as security for any or all Indebtedness of the Business or any other individual or entity (“Person”), and grant and execute renewals, extensions or modifications thereof;

2.4 Sell to, or discount or rediscount with, Bank all negotiable instruments, including without limitation promissory notes, commercial paper, drafts, accounts, acceptances, leases, chattel paper, contracts, documents, instruments or evidences of debt at any time owned, held or drawn by the Business, and draw, endorse or transfer any of such instruments or documents on behalf of the Business, guarantee payment or repurchase thereof, and execute and deliver to Bank all documents and agreements in connection therewith, and all renewals, extensions or modifications thereof;

2.5 Direct the disposition of the proceeds of any credit extended by Bank, and deliver to Bank and accept from Bank delivery of any property of the Business at any time held by Bank; and

2.6 Specify in writing to Bank the individuals who are authorized, in the name of and on behalf of the Business, to request advances under loans or credit lines made available by Bank to the Business, subject to the terms thereof.

3. Writings. Any instruments, documents, agreements or other writings executed under or pursuant to these resolutions (collectively, the “Authorization”) may be in such form and contain such terms and conditions as may be required by Bank in its sole discretion, and execution thereof by any officer authorized under the Authorization shall be conclusive evidence of such officer’s and the Business’s approval of the terms and conditions thereof.

4. Certification. The Secretary or any Assistant Secretary of the Business is hereby authorized and directed from time to time to certify to Bank a copy of this Authorization, the names and specimen signatures of the persons designated in paragraph 1 above, and any modification thereof.

5. Ratification/Amendment. The authority given under this Authorization shall be retroactive and any and all acts so authorized that are performed prior to the formal adoption are hereby approved and ratified. In the event two or more resolutions of this Business are concurrently in effect, the provisions of each shall be cumulative, unless the latest shall specifically provide otherwise. The authority given hereby shall remain in full force and effect, and Bank is authorized and requested to rely and act thereon, until Bank shall have received at its San Jose Office a certified copy of a further resolution of the Business amending, rescinding or revoking the Authorization.

Commercial Credit Agreement

6. Requests For Credit. Credit may be requested by the Business from Bank in writing, by telephone, or by other telecommunication method acceptable to Bank. The Business recognizes and agrees that Bank cannot effectively determine whether a specific request purportedly made by or on behalf of the Business is actually authorized or authentic. As it is in the Business’s best interest that Bank extend credit in response to these forms of request, the Business assumes all risks regarding the validity, authenticity and due authorization of any request purporting to be made by or on behalf of the Business. The Business is hereby authorized and directed to repay any credit that is extended by Bank pursuant to any request which Bank in good faith believes to be authorized, or when the proceeds of any credit are deposited to the account of the Business with Bank, regardless of whether any individual or entity other than the Business may have authority to draw against such account.

7. Business As Partner/Joint Venturer, LLC Member or Manager. Nothing in its organizational documents limits or prohibits the Business from acting as a general or limited partner of a partnership, a member or manager of a limited liability company, or joint venturer of a joint venture. Any person designated in paragraph 1 of the Authorization is authorized, on behalf of the Business, in its role as a general or limited partner, a member or manager, or a joint venturer, to execute, deliver and endorse all certificates, authorizations and agreements (i) to evidence the Business’s role in and responsibilities to and for such partnership, limited liability company or joint venture so that Bank may rely thereon, and (ii) to evidence such partnership’s, limited liability company’s or joint venture’s obligations and liabilities to Bank.

8. No Limitation By This Authorization. Nothing contained in this Authorization shall limit or modify the authority of any person to act on behalf of the Business as provided by law, any agreement or authorization relating to the Business or otherwise.

9. Indemnification. The Business unconditionally agrees to pay and protect, defend and indemnify Bank and Bank’s employees, officers, directors, shareholders, affiliates, correspondents, agents and representatives against, and hold Bank and each such other party harmless from, all claims, actions, proceedings, liabilities, damages, losses, expenses (including without limitation attorney’s fees and costs) and other amounts incurred by Bank and each such other party, arising from the reliance by any such party on this Authorization.

Commercial Credit Agreement

CERTIFICATE OF SECRETARY OF THE BUSINESS

I hereby certify to Union Bank, N.A., (“Bank”) that the attached Authorization is a true copy of the resolution(s) of WAGEWORKS, INC., a corporation duly organized and existing under the laws of the State of Delaware (the “Business”) duly adopted by the Board of Directors of the Business and duly entered in the records of the Business, and that the Authorization is in conformity with applicable law and regulation, the Certificate of Incorporation and the By-Laws of the Business and is now in full force and effect.

I also certify that the above are the names and genuine specimen signatures of the officers of the Business authorized in paragraph 1 of the Authorization.

I agree to notify Bank in writing of any change in any aspect of the Authorization or of any individual holding any office set forth in this certificate immediately upon the occurrence of any such change, and to provide Bank with a copy of the modified resolution(s) and the genuine specimen signature of any such new officer.

The authority provided for in the Authorization shall remain in full force and effect, and Bank is authorized and requested to rely and act thereon until Bank shall receive at its San Jose Office either a certified copy of a further resolution of this Business’s Board of Directors amending the Authorization, or a certification of a change in the authorized officer(s).

Dated as of: August 31, 2010

/s/ Kim Jackson
Secretary of WageWorks, Inc.

/s/ Joe Jackson
* President of WageWorks, Inc.

*	When the Secretary is among those authorized, the President should also sign this Certificate.